Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279306

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 20, 2024)

XIAO-I CORPORATION

Up to $4,330,000 of American Depositary Shares Representing Ordinary Shares
Issuable upon Conversion of Convertible Promissory Note Due 2027
(subject to the remaining availability under our registration statement on Form F-3)

We are offering up to $4,330,000 of our American Depositary Shares, or ADSs, issuable upon conversion of a convertible promissory note to be issued on August 26, 2026, following the filing of this prospectus supplement, pursuant to the Securities Purchase Agreement, which we refer to herein as the “Note.” Each ADS currently represents sixty ordinary shares, par value $0.00005 per share. We have announced a planned change in the ADS ratio to one ADS representing 420 ordinary shares, expected to become effective on or about September 8, 2026, as described under “Prospectus Supplement Summary—Recent Developments—Corporate Actions and Governance.” The Note is convertible into our ADSs, which we refer to herein as the “Conversion Shares.” The Note will be sold to Streeterville Capital, LLC, or the “Investor” or “Lender,” pursuant to a Securities Purchase Agreement, dated as of August 26, 2026, between us and the Investor, which we refer to herein as the “Securities Purchase Agreement.” This prospectus supplement covers the Conversion Shares issuable upon conversion of the Note. The ADSs will be issued pursuant to a registration statement on Form F-6, as amended and supplemented (Registration No. 333-269502).

Our ADSs are listed on the Nasdaq Global Market, or Nasdaq, under the symbol “AIXI.” Each ADS currently represents sixty ordinary shares, par value $0.00005 per share. We have announced that we plan to change the ratio of our ADSs to our ordinary shares from one ADS representing sixty ordinary shares to one ADS representing 420 ordinary shares, which will have the same effect on ADS holders as a one-for-seven reverse ADS split, effective on or about September 8, 2026. On August 25, 2026, the last reported sale price of our ADSs on Nasdaq was $1.20 per ADS. Based on 164,236,042 ordinary shares held by non-affiliates and the closing price of our ADSs on Nasdaq of $1.95 per ADS on April 7, 2026, when each ADS represented three ordinary shares, the aggregate market value of our outstanding voting and non-voting ordinary shares held by non-affiliates was approximately $106.75 million. Accordingly, we are eligible to use Form F-3 for primary offerings pursuant to General Instruction I.B.1 of Form F-3 and are not subject to the limitation under General Instruction I.B.5 of Form F-3 that applies to registrants with a public float of less than $75.0 million.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page S-17 and the “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement before you invest in our securities.

Xiao-I Corporation (“Xiao-I”) is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Xiao-I conducts a substantial majority of its operations through Shanghai Xiao-i Robot Technology Co., Ltd. (“Shanghai Xiao-i”), a variable interest entity (the “VIE”), in the People’s Republic of China, or “PRC” or “China.” Investors in Xiao-I’s ADSs should be aware that they may never hold equity interests in the VIE, but rather are purchasing equity interests solely in Xiao-I, the Cayman Islands holding company, which does not own any of the business in China conducted by the VIE and the VIE’s subsidiaries (“the PRC operating entities”). The ADSs offered in this offering represent shares of the Cayman Islands holding company instead of shares of the VIE(s) in China.

Xiao-I’s indirect wholly owned subsidiary, Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd. (“Zhizhen Technology” or “WFOE”) entered into a series of contractual arrangements that establish the VIE structure (the “VIE Agreements”). The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in certain industries. Xiao-I has evaluated the guidance in FASB ASC 810 and determined that Xiao-I is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the results of the PRC operating entities are consolidated in Xiao-I’s financial statements. Through the VIE Agreements, the Company is deemed the primary beneficiary of the VIE for accounting purposes. The VIE has no assets that are collateral for or restricted solely to settle its obligations. The creditors of the VIE do not have recourse to the Company’s general credit. However, investors will not and may never hold equity interests in the PRC operating entities. The VIE Agreements may not be effective in providing control over Shanghai Xiao-i. Uncertainties exist as to Xiao-I’s ability to enforce the VIE Agreements, and the VIE Agreements have not been tested in a court of law. The Chinese regulatory authorities could disallow this VIE structure, which would likely result in a material change in the PRC operating entities’ operations and the value of Xiao-I’s ADSs, including that it could cause the value of such securities to significantly decline or become worthless. “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” and “—Risks Relating to Doing Business in China” and “Item 7. Major Shareholders and Related Party Transactions, B. Related Party Transactions, Consolidation” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 15, 2026, as amended by Amendment No. 1 thereto filed with the SEC on May 22, 2026 (collectively, the “2025 Form 20-F”), which is incorporated herein by reference.

Cash has been transferred among Xiao-I, WFOE, the VIE and its consolidated subsidiaries, and other subsidiaries of Xiao-I for working capital purposes. From January 1, 2025 to the date of our annual report on Form 20-F for the fiscal year ended December 31, 2025 (“2025 Form 20-F”), cash was transferred among Xiao-I, WFOE, other subsidiaries of Xiao-I, the VIE and its consolidated subsidiaries as follows: (i) Xiao-I provided a total of US$8.84 million in cash to its other subsidiaries while other subsidiaries transferred US$0.81 million to Xiao-I; (ii) WFOE provided a total of US$3.53 million to the VIE and its subsidiaries while the VIE and its subsidiaries transferred US$1.29 million to WFOE; (iii) WFOE and the VIE and its subsidiaries transferred US$0.98 million and US$0.60 million to other subsidiaries, respectively; and (iv) other subsidiaries transferred US$0.85 million and US$2.68 million to WFOE and the VIE and its subsidiaries. The aforementioned cash transfers were generally for working capital purposes among Xiao-I, WFOE, the VIE and its consolidated subsidiaries, and other subsidiaries of Xiao-I. Xiao-I intends to retain any future earnings to finance the expansion of its business and does not anticipate that any cash dividends will be paid in the foreseeable future.

The Company, WFOE, the VIE and its consolidated subsidiaries maintain cash management policies that dictate the purpose, amount, appropriate internal control procedures on the handling, depositing, receiving, transferring, safeguarding, and documentation and recording of cash transfers. Subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approval of the financial manager. As for the large-amount transactions, the Chief Financial Officer and Chief Executive Officer are required to conduct regular review and approve.

Xiao-I is a holding company with no operations of its own. Xiao-I conducts its operations in China primarily through the PRC operating entities in China. As a result, although other means are available for Xiao-I to obtain financing at the holding company level, Xiao-I’s ability to pay dividends and other distributions to its shareholders and to service any debt it may incur may depend upon dividends and other distributions paid by Xiao-I’s PRC subsidiaries, which rely on dividends and other distributions paid by the PRC operating entities pursuant to the VIE Agreements. If any of these entities incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends and other distributions to Xiao-I.

In addition, dividends and distributions from WFOE and the VIE are subject to regulations and restrictions on dividends and payment to parties outside of China. Applicable PRC law permits payment of dividends to Xiao-I by WFOE only out of net income, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset by general reserve fund and profits (if the general reserve fund is not sufficient). Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is presently no foreign exchange control or restriction on capital flows into and out of Hong Kong. Hence, Xiao-I’s Hong Kong subsidiary is able to transfer cash without any limitation to the Cayman Islands under normal circumstances. As a result of these PRC laws and regulations, the PRC operating entities and WFOE are restricted in their ability to transfer a portion of their net assets to the Company.

Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Xiao-I’s WFOE generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Xiao-I’s WFOE to use its Renminbi revenues to pay dividends to Xiao-I. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of Xiao-I’s WFOE to pay dividends or make other kinds of payments to Xiao-I could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. As of the date of our 2025 Form 20-F, seven of our shareholders did not register according to the registration procedures stipulated in Circular 37 Registration of the SAFE when they conducted their other external investment activities unrelated to us. As a result, these shareholders may be subject to penalties themselves, and WFOE may be unable to open a new capital account with relevant banks within China according to their internal control policies and may be restricted from remitting funds or handling other foreign exchange businesses within China unless and until we remediate the non-compliance. However, WFOE has successfully opened a new capital account with Bank of Ningbo in 2023. Apart from a small amount of the IPO proceeds reserved for overseas use, we were able to transfer the rest of the IPO proceeds from overseas to WFOE for VIE’s product development and operations through both WFOE’s new capital account with Bank of Ningbo and WFOE’s pre-existing capital account with Agricultural Bank of China where WFOE has reserved foreign exchange quota. So long as there are no changes to PRC laws and regulations, or internal control policies of Bank of Ningbo, we are not aware of any substantial obstacles for WFOE to receive fund transfers to its capital account with Bank of Ningbo from overseas in the near future. However, should there be any changes to PRC laws and regulations or internal control policies of Bank of Ningbo in the future, WFOE then may be restricted from transferring funds from overseas to its capital account with Bank of Ningbo as a result.

Moreover, the transfer of funds among the PRC operating entities are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by Xiao-I’s PRC counsel, Jingtian & Gongcheng, the Provisions on Private Lending Cases do not prohibit PRC operating entities from using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. Xiao-I or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Xiao-I to its wholly owned subsidiary AI Plus Holding Limited (“AI Plus”), and then transferred to AI Plus’s wholly owned subsidiary Xiao-I Technology Limited (Xiao-I Technology”), and then transferred to WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Shanghai Xiao-i from WFOE pursuant to certain contractual arrangements between WFOE and Shanghai Xiao-i as permitted by the applicable PRC regulations.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profit and/or premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts due in the ordinary course of business. If Xiao-I determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, Xiao-I will rely on payments made from Shanghai Xiao-i to WFOE, pursuant to the VIE Agreements, and the distribution of such payments to Xiao-I Technology from WFOE, and then to AI Plus from Xiao-i Technology, and then to Xiao-I from AI Plus as dividends, unless Xiao-I receives proceeds from future offerings. Xiao-I does not expect to pay dividends in the foreseeable future. If, however, it declares dividends on its Ordinary Shares, the depositary will pay you the cash dividends and other distributions it receives on Xiao-I’s Ordinary Shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our 2025 Form 20-F, which is incorporated herein by reference.

Additionally, Xiao-I is subject to certain legal and operational risks associated with the operations of the PRC operating entities in China. PRC laws and regulations governing the PRC operating entities’ current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC operating entities’ operations, significant depreciation of the value of Xiao-I’s ADSs, or a complete hindrance of its ability to offer or continue to offer its securities to investors. The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. We are required to make a filing with the China Securities Regulatory Commission (the “CSRC”) for this offering. These risks could materially and adversely impact our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless, by existing or future laws and regulations relating to its business or industry or by intervention or interruption by PRC governmental authorities, if the Company, or its subsidiaries or the PRC operating entities (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and the Company, or its subsidiaries or the PRC operating entities are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental authorities occurs with little advance notice.

The PRC operating entities’ operations in China are governed by PRC laws and regulations. Xiao-I’s PRC counsel, Jingtian & Gongcheng, has advised Xiao-I that, as of the date of this prospectus supplement, based on their understanding of the current PRC laws, regulations and rules, Xiao-I, its subsidiaries, and the PRC operating entities have received all requisite permissions and approvals from the PRC government authorities for their business operations currently conducted in China.

Neither Xiao-I nor its subsidiaries, nor the PRC operating entities has received any denial of permissions for their business operations currently conducted in China. These permissions and approvals include (without limitation), the License for Value-added Telecommunications Services, Business License, Record Registration Form for Foreign Trade Business Operators, and Customs Declaration Entity Registration Certificate. Other than the CSRC filing procedure Xiao-I is required to make after the completion of this offering, Xiao-I, its subsidiaries, the PRC operating entities, as advised by Jingtian & Gongcheng, Xiao-I’s PRC counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering and as of the date of this prospectus supplement.

However, Xiao-I is subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that Xiao-I inadvertently concludes that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that Xiao-I would be required to obtain approvals in the future, or that the PRC government could disallow Xiao-I’s holding company structure, which would likely result in a material change in its operations, including its ability to continue its existing holding company structure, carry on its current business, accept foreign investments, and offer or continue to offer securities to its investors. These adverse actions could cause the value of Xiao-I’s ADSs to significantly decline or become worthless. Xiao-I may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if it fails to comply with such rules and regulations, which would likely adversely affect the ability of Xiao-I’s securities to be listed on a U.S. exchange, which would likely cause the value of Xiao-I’s securities to significantly decline or become worthless.

Permission from Cyberspace Administration of China. Shanghai Xiao-I has applied for a cybersecurity review organized by the China Cybersecurity Review Technology and Certification Center (the “Center”, as of the date of this prospectus supplement, its name has been revised to the China Cybersecurity Review, Certification and Market Regulation Big Data Center), which is authorized by the Cybersecurity Review Office of the Cyberspace Administration of China (the “CAC”) to accept public consultation and cybersecurity review submissions, pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022. On August 25, 2022, Shanghai Xiao-I received a written notice from the Cybersecurity Review Office, pursuant to which cybersecurity review was not required for its initial public offering. Our PRC counsel conducted a telephone consultation with the Center on March 6, 2024 (the “Consultation”). Based on the Consultation, cybersecurity review is not required for any post-listing follow-on offering. As advised by Jingtian & Gongcheng, our PRC legal counsel, based on the above, cybersecurity review is also not required for this offering.

PRC Limitation on Overseas Listing and Share Issuances. The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies, which are controlled by PRC companies or individuals to obtain approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2023] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures provides that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when they subsequently seek to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC after the completion of this offering and for our future offerings and listing of our securities in an overseas market under the Overseas Listing Measures.

Other than the CSRC filing procedure we are required to make after the completion of this offering, we and our PRC subsidiaries, as advised by Jingtian & Gongcheng, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus supplement. However, given (i) the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, (ii) the PRC government’s ability to intervene or influence our operations at any time, and (iii) the rapid evolution of PRC laws, regulations, and rules which may be preceded with short advance notice, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations, for this offering or offerings overseas in the future and our conclusion on the status of our licensing compliance may prove to be mistaken. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently conclude that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in our 2025 Form 20-F, which is incorporated herein by reference.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the Public Company Accounting Oversight Board (the “PCAOB”), is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. As a result of such trading prohibition, Nasdaq may determine to delist our securities.

The audit reports incorporated by reference in this prospectus supplement were issued by CHI-LLTC and Assentsure PAC, each an independent registered public accounting firm registered with the PCAOB. CHI-LLTC, which issued the audit report for the year ended December 31, 2025, is headquartered in Malaysia, and Assentsure PAC, which issued the audit report for the year ended December 31, 2024 and each of the two years in the period ended December 31, 2024, is headquartered in Singapore. As of the date of this prospectus supplement, neither CHI-LLTC nor Assentsure PAC is included in the list of PCAOB Identified Firms in the Determination Report.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022.

On December 15, 2022, the PCAOB board announced that it had completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, a provision reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

Notwithstanding the foregoing, Xiao-I’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to Xiao-I, may depend on the relevant positions of U.S. and Chinese regulators. The auditor’s audit working papers related to Xiao-I are located in Singapore. With respect to audits of companies with operations in China, such as the Company, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in Singapore without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to Xiao-I’s offering.

See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in 2025 Form 20-F, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The total proceeds from the sale of the Note, before expenses, are expected to be US$4,000,000. We estimate the total expenses of this offering and the sale of the Note that will be payable by us, excluding certain expenses, will be approximately $10,000.00.

The Note will be sold directly to the Lender pursuant to the Securities Purchase Agreement. The Conversion Shares are issuable directly to the Lender upon conversion of the Note. There will be no placement agent involved in the sale of the Note or in connection with this offering.

Prospectus Supplement dated August 26, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 20, 2024, included in the registration statement on Form F-3 (No. 333-279306), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific terms of this offering of our ADSs issuable upon conversion of the Note and other matters relating to us and our financial condition. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale or issuance of ADSs upon conversion of the Note. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“Shanghai Xiao-i” or the “VIE” is to Shanghai Xiao-i Robot Technology Company Limited, a company limited by shares established and existing under the laws of the PRC;

●	“the PRC operating entities” refers to the VIE, Shanghai Xiao-i, and its subsidiaries;

●	“Memorandum and Articles of Association” or “our memorandum and articles of association” means the amended and restated memorandum of association (“Memorandum”) and the amended and restated articles of association (“Articles of Association”) of Xiao-I;

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●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and excluding Taiwan for the purposes of this prospectus supplement only; the term “Chinese” has a correlative meaning for the purpose of this prospectus supplement;

●	“mainland China”, “mainland of PRC” or “mainland PRC” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only; the term “mainland Chinese” has a correlative meaning for the purpose of this prospectus supplement;

●	“Ordinary Shares” are to the ordinary shares of the Company, par value US$0.00005 per share;

●	“PRC government”, “PRC regulatory authorities”, “PRC authorities”, “PRC governmental authorities”, “Chinese government”, “Chinese authorities” or “Chinese governmental authorities” is to the government of mainland China for the purposes of this prospectus supplement only; and the similar wordings have a correlative meaning for the purpose of this prospectus supplement;

●	“PRC laws and regulations”, “PRC laws”, “laws of PRC”, “Chinese laws and regulations” or “Chinese laws” are to the laws and regulations of mainland China; and the similar wordings have a correlative meaning for the purpose of this prospectus supplement;

●	“Preferred Shares” are to the preferred shares of the Company, par value US$0.00005 per share;

●	“$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to U.S. dollars;

●	“RMB” and “¥” are to Renminbi;

●	“Companies Act” is to the Companies Act (As Revised) of the Cayman Islands.

●	“ADSs” refer to Xiao-I’s American depositary shares, each of which represents sixty Ordinary Shares.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

In the following discussion of business, “we,” “us,” or “our” refer to Shanghai Xiao-i and its subsidiaries, except where consolidated financial information is presented, in which case “we,” “us” or “our” refer to Xiao-I and its subsidiaries and the PRC operating entities on a consolidated basis.

Business Overview

Overview

Xiao-I is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all its operations in China through a variable interest entity, or the VIE, Shanghai Xiao-i Robot Technology Co., Ltd., (“Shanghai Xiao-i”) and its subsidiaries.

Shanghai Yingsi Software Technology Co., Ltd. (“Incesoft”) was founded in 2001. Incesoft established the Xiaoi robot brand (Chinese: 小i机器人) and developed AI technology used to support its consumer-to-consumer business model. In 2009, Incesoft transformed its business model from consumer-to-consumer to business-to-business. At the same time, founders of Incesoft founded Shanghai Xiao-i, the VIE, which acquired the Xiaoi robot brand and Incesoft’s core AI technology. Following the acquisition, Incesoft was dissolved by de-registering with local company registrar in accordance with PRC law in 2012.

Milestone Accomplishments over More Than 20 Years

We are a global leading cognitive artificial intelligence company. Since our establishment in 2001, we have been dedicated to continuous innovation and breakthroughs in core technologies related to cognitive intelligence rooted in natural language processing. Our development goal is to achieve scalable implementation and commercialization of our innovative proprietary technologies.

We, with over 22 years of technical accumulation and industry experience, have become a leading force in the field of AI industrial application. The company adheres to the mission of “serving and benefiting more people with our AI technology” and focuses on the continuous innovation and breakthrough of artificial intelligence technology development.

We believe that we are the pioneer of virtual chatbot technology. We launched our first chatbot in 2004. Within two years, we applied chatbot technology to the field of intelligent services and took the lead in creating industry application benchmark cases. We developed thousands of business cases and provide our customers with a wide range of solutions from diversified products to superior customized services, formulating a scale of business applications and a mature commercialization path, establishing our leading position in the artificial intelligence industry.

As a representative enterprise in the field of Cognitive AI, we led the development of the world’s first international standard in affective computing, contributed to the drafting of the “China Artificial Intelligence Industry Intellectual Property White Paper” for four consecutive years (from 2010 to 2013). As of December 31, 2024, Xiao-I have 342 authorized patents, along with 141 pieces of software copyrights, 269 registered trademarks, and its accumulation of intellectual property demonstrates the company’s fruitful achievements in technological innovation. We are also regarded by Gartner as the “representative of Conversational Al enterprises”, proving the company’s outstanding position and influence in the industry worldwide.

On June 29, 2023, we launched “Our Own ChatGPT” – Hua Zang Universal Large Language Model, which has a comprehensive coverage of hundreds of capabilities of the LLM. It possesses the core features of “Controllable, Customizable, and Deliverable”, solving the key challenges faced by global AI models. Building on the solid foundation of the Hua Zang Universal Large Language Model, we launched the revolutionary Hua Zang Ecosystem on October 26, 2023 which carries significant implications in the industry. Based on the Hua Zang Universal Large Language Model, through Hua Zang Developer Platform, it provides service guarantees such as cultivation, marketing, and investment, connecting global ecosystem partners, customers, and developers. It constantly promotes the implementation and commercialization of the customer application scenarios and use cases by Hua Zang LLM. Leveraging its proprietary architecture and adaptive learning frameworks, our MaaS (Model-as-a-Service) business achieved 167.4% year-over-year (“YoY”) growth in 2024, contributing 73.0% of total revenue, supporting our total revenue to further increase to US$ 70.31 million.

Currently, dozens of co-created achievements have been successfully implemented, helping partners further commercialize in vertical fields. Hua Zang Ecosystem is now continuously collaborating with thousands of ecosystem partners, covering 50+ industry fields, involving various fields such as IoT, finance, healthcare, maternal and infant, automobile, manufacturing, operator etc. This validates the commercialization path of the Hua Zang Ecosystem and lays a solid foundation for further promoting the large-scale implementation of Hua Zang Universal Large Language Model in various industries.

Actively expanding into the international markets is a key driver of future revenue growth for Xiao-I. We set up our APAC headquarter in Hong Kong in 2018. In 2023, Xiao-I became publicly traded on the Nasdaq Stock Market (NASDAQ: AIXI). In 2024, we established Xiao-I Super Limited, a wholly owned subsidiary in the United Arab Emirates, and XIAO-I PLUS INC., a United States holding subsidiary in which we hold a 60% equity interest, to support and implement our global business expansion strategy.

Product and Technology Overview

Overall Architecture of Xiao-i Products and Technologies

Prior to the introduction of Hua Zang LLM in June 2023, the overall architecture of our products and technologies is divided into three layers: (1) infrastructure, (2) aggregation empowerment platform, and (3) domain application. With the participation of Hua Zang LLM, we reformed the product line into Model as a service (MaaS) and non-MaaS.

Infrastructure Layer

Our infrastructure layer provides the informational support for our products and technologies. Typically built with third-party products and technologies, we integrate the information into the infrastructure layer. Additional properties include:

●	Compatibility with cloud native and private or third-party cloud platforms;

●	Ubiquitous perception layer connection enabling integration with the Internet of Things, the Internet, 5G, and dedicated networks; and

●	Multidimensional data collection and integration, including spatiotemporal, channels, and community.

Aggregation Empowerment Platform Layer

AI Core Technology Platform — Cognitive Intelligence Artificial Intelligence (CIAI)

Using proprietary intellectual property technologies, we have independently developed CIAI, our core technology platform. To date, we have developed and commercialized six core technologies based on CIAI: (1) natural language processing, (2) speech processing, (3) computer vision, (4) machine learning, (5) affective computing and (6) data intelligence and hyperautomation.

●	Natural Language Processing

●	CIAI’s multilingual, natural language processing capability extracts and analyzes information, mines text, constructs knowledge, and performs knowledge representation and reasoning based on words, phrases, sentences, and text, providing solutions to the human-computer interaction needs of diverse enterprises and professional users.

●	Speech Processing

●	The hybrid architecture of Time-Delay Neural Network + Deep Feedforward Sequential Memory Network + attention, in combination with our vast corpus accumulation of more than ten years, has enabled us to train our intelligent voice technology for end-to-end application across various scenarios in numerous fields. Based on these technologies, we have built a variety of intelligent voice solutions under the Aviation Industry Computer-Based Training Committee framework, including intelligent Interactive Voice Response navigation, intelligent outbound call, intelligent agent assistance, intelligent voice quality inspection, and intelligent coaching.

●	Computer Vision

●	We offer various computer vision capabilities, including face recognition and analysis, multi-target tracking, human posture and action recognition, and scene analysis capabilities such as semantic and instance segmentation. In terms of Optical Character Recognition (“OCR”), we have general OCR and customized OCR for all types of cards, invoice, receipts, tickets, and more. In terms of construction drawing analysis, we apply various capabilities including pattern recognition and computer vision to comprehensively analyze and process CAD drawings, bringing to life standard review capability for construction drawings. Relating to engineering, we provide rapid engineering customization through its internally-developed deep learning framework. We also offer model distillation and pruning solutions to meet clients’ model compression requirements. This high performance framework is adaptable to various environments.

●	Machine Learning

●	Machine learning methods offered by us include everything from traditional machine learning to the latest deep learning, reinforcement learning, active learning, transfer learning, and generative adversarial networks (“GAN”). These methods are applied across multiple fields such as natural language processing, speech recognition, vision recognition and analysis, and in business scenarios such as precision marketing, personalized recommendation, and risk assessment in combination with massive data and distribution processing algorithms to form an efficient human-computer collaborative learning system.

●	Affective Computing

●	Deep learning technology is used to recognize, understand, process, and simulate human emotions, so as to realize multi-dimensional and multimodal affective computing capabilities such as text, voice and vision. We have built affective computing, analysis, and interactive processing capabilities that process real-time perception, intelligent planning, automatic simulation, and this technology has been widely used in various practical business scenarios.

●	Data Intelligence and Hyperautomation

●	Large-scale machine learning technology mines, analyzes, and processes massive amounts of data, the assets of which are comprehensively integrated to extract information contained therein. Business processes are automatically and quickly identified, reviewed, and executed in combination with innovative technologies such as process automation and low code. The results enable enterprises to delegate simple tasks with high repeatability, as well as complex tasks, to AI and data enhancement, thereby improving the quality and efficiency of business operations. Applications include data monitoring, data analysis, user profiling, business process automation, financing business automation, financial business automation, supply chain business automation, IT operation, and maintenance and integration automation.

Our Product Platforms

We have commercialized our six core technologies to create the following product platforms: (1) Conversational AI, (2) Knowledge Fusion, (3) Intelligence Voice, (4) Hyperautomation, (5) Data Intelligence, (6) Cloud, (7) Intelligent Construction Support, (8) Vision Analysis, (9) Intelligent Hardware Support, and (10) Metaverse.

●	Conversational AI Platform

●	Our conversational AI platform makes full use of deep learning, data enhancement, and active learning technologies, employing flexible and diverse dialog management and context processing mechanisms, and driven by a powerful learning system, the results of which achieve in-depth scenario dialog processing, intent recognition, and complex logic reasoning in combination with structured knowledge and semantic analysis capabilities. Additionally, the platform realizes the business value of conversational AI in a variety of application scenarios, including intelligent customer service, smart marketing, intelligent hardware, intelligent assistant, agent assistance, and intelligent human-computer training.

●	Knowledge Fusion Platform

●	The knowledge fusion platform integrates various types of knowledge such as Q&A, documents, multimedia, information forms, business processes, knowledge graphs, and multimodal to assist enterprises in improving knowledge management capabilities, building intelligent service cores, supporting intelligent knowledge management, retrieval, recommendation, application assistance, cognitive reasoning, and other capabilities. It helps enterprise-level intelligent applications, improves work efficiency, optimizes user experience, and reduces enterprise operating costs.

●	Intelligent Voice Platform

●	Our intelligent voice platform (“IVP”) uses natural language processing (“NLP”), automatic speech recognition, voiceprint recognition, and text-to-speech technologies with human-computer interaction as its core, in combination with various business scenarios, to comprehensively create or enhance business capabilities such as intelligent speech solutions, thereby realizing the macro processes of intelligent IVP, intelligent outbound calls, speech analysis, agent assistance, and human-computer interaction.

●	Hyperautomation Platform

●	The hyperautomation platform innovatively uses low code technology in combination with agents to realize and expand vast capabilities of the traditional low code platform and Robotic Process Automation. It integrates technologies such as OCR, NLP, and visualized data mining and analysis, enables users to realize business and process automation, combines capabilities of knowledge base and imitation learning, and enables realization of business and process intelligence with intelligent planning capabilities.

●	Data Intelligence Platform

●	The data intelligence platform comprehensively integrates data assets, manages the entire life cycle of data, realizes the entire cycles of data integration, processing, transformation, analysis, and mining through What You See Is What You Get with the support of component-based data visualization technology. It also helps clients extract valuable information contained in data, and provides assistance in business and process automation, business prediction, decision support, among others, and improves the efficiency of data-driven business intelligence and business intelligence services.

●	Cloud Platform

●	The cloud platform is a comprehensive platform that integrates our various core technical capabilities, such as NLP capability, speech recognition capability, image recognition capability, data analysis capability, etc. The platform can provide fast and simple access to different technical capabilities for various customers and can also provide independent technical capabilities for customers of different types and even industries. Enterprises can flexibly configure according to the technical capabilities of the platform. The platform has features such as rich capabilities, simple and easy to use, flexible structure, and strong scalability. Whether it is improving customer service level, increasing service types and content, or expanding technical capabilities, the platform can easily expand and support.

●	Intelligent Construction Support Platform

●	Our intelligent construction support platform offers many capabilities such as parsing, reconstruction, visualization, and multi-dimensional analysis of construction drawings. Combined with a variety of construction application scenarios, the platform can realize intelligent construction drawings review, design assistance, online collaborative design, among other applications. It enables the construction industry to reduce the cost of drawing review, improve per-capita energy efficiency, empowers the construction industry value chain, and facilitates the transformation and upgrading of intelligence and automation.

●	Vision Analysis Platform

●	The vision analysis platform uses a variety of computer vision-related technologies to apply OCR, detection, video, and image analysis, helps clients extract and mine valuable information contained in images, and realizes business automation, industrial defect detection, monitoring analysis, and other innovative applications encountered in specific business scenarios.

●	Intelligent Hardware Support Platform

●	The intelligent hardware support platform provides the framework of signal collection, processing, analysis, prediction, and more. This framework can be combined with various sensors to quickly process signal, select and adapt appropriate machine learning algorithms for business modeling according to the intelligent requirements of various types of hardware, make full use of various machine learning capabilities to make the equipment be more intelligent.

●	Metaverse Platform

●	We developed the first virtual digital human in 2016 and released it for the first time at the Guiyang Digital Expo in 2017. We continue to innovate and develop more advanced and smarter digital human products. Digital human with multimodal emotional interaction capabilities can be widely used in various business scenarios including film and television production, media, games, financial services, culture, tourism, education, healthcare, and retail.

Domain Application Layer

For more than 20 years, we have applied our aggregation platform to form a number of mature application fields designed to address the business needs of various fields, including (1) AI + Contact Center, (2) AI + Finance, (3) AI + Urban Public Service, (4) AI + Construction, (5) AI + Metaverse, (6) AI + Manufacturing and (7) AI + Smart Healthcare.

Our technologies are based, in significant part, upon our proprietary intellectual property portfolio. As of December 31, 2024, we have applied for 582 patents, 349 of which have been granted and we have obtained 262 registered trademarks and 141 computer software copyrights. In June 2020, the Company passed the national intellectual property management system certification and obtained the certificate. This certificate represents that the Company’s intellectual property management system conforms to the GB/T 29490-2013 standard. We continue to develop and improve our intellectual property portfolio through our deep R&D department. As of December 31, 2024, our restructured team consisted of 162 total employees, including 95 research and development specialists, representing 59.0% of our workforce with 13.7% of them holding advanced degrees.

Our primary services are software services provided by our cloud platform. Software services refer to the sales of software products corresponding to the Company’s obtained patents or software copyrights to customers for meeting the needs of different customers in different industries for artificial intelligence:

(1) Contact Center: We leverage contact center AI solutions to improve customer experience and operational efficiency. We offer AI-based platforms, software tools and services that leverage voice-based assistants to facilitate strong interactions and engagement in different industries, including both small and medium enterprises and large enterprises.

(2) Architectural Design AI services: We provide professional architectural drawing review solutions. By using computer vision, natural language processing technology and our unique map, image morphology processing, pattern recognition, image segmentation, image target detection, path planning, OCR and many other independent research and development technologies, combined with the rich professional experience in architectural design, we have launched AI products for blueprint review to achieve automation and intelligence, enabling the architecture industry to reduce the cost of reviewing blueprints, improving the efficiency, and cross-institution collaborative drawing review.

(3) Smart City: We use natural language processing, data intelligence and other technologies to build a cognitive brain for smart city public services, and continuously improves the level of urban intelligence from social service efficiency and public experience. We provide solutions such as smart city service hotline, smart public service and smart legal services.

With the introduction of Hua Zang LLM in June 2023, we reformed our product line.

Hua Zang LLM: Ecosystem and LLM Commercialization

Hua Zang LLM

The LLM is not a novel entity; rather, it represents an integrated system that combines a variety of cutting-edge technologies with established AI technologies. With over two decades of technology accumulations in the field of cognitive intelligence, Xiao-I’s transition from traditional AI products to LLM product is a natural progression.

In the year 2023, our company has reaffirmed our position at the forefront of technological innovation with the introduction of the “Hua Zang Universal Large Language Model” on June 29, 2023. This model is a comprehensive AI solution that encompasses a vast array of capabilities, setting a new standard in the industry with its core attributes of being controllable, customizable, and deliverable. It addresses prevalent challenges within the global AI landscape with innovative solutions. Leveraging the robust framework of the Hua Zang Universal Large Language Model, we further expanded our technological impact with the unveiling of the transformative Hua Zang Ecosystem on October 26, 2023. This ecosystem is expected to have a significant and lasting impact on the industry. The Hua Zang Developer Platform serves as the backbone of this ecosystem, offering a suite of services including development support, market outreach, and financial investment, thereby fostering a dynamic network that connects global partners, customers, and developers.

Hua Zang Ecosystem and Commercialization

The “1+1+3” framework of the Hua Zang ecosystem comprises a set of foundation models, a product support platform, and three service guarantees.

The “a set of foundation models” refers to the Xiao-i Hua Zang LLM, which possesses the core features of “controllability, customizability, and deliverability.” It incorporates technical characteristics such as deep learning models, pre-training and fine-tuning, multi-level attention mechanisms, context modeling and awareness, multi-task learning, and domain knowledge integration. This enables efficient and accurate natural language processing capabilities, demonstrating excellent adaptability and scalability. Leveraging its robust core technology, the Xiao-i Hua Zang LLM boasts hundreds of generic large model capabilities, including comprehension and generation of complex texts, mathematical reasoning, among others. For instance, it can understand article information and intent, extract key information based on requirements, and rapidly analyze emotional tones in texts. Moreover, through continuous iteration and innovation, it achieves multi-modal capabilities such as text-to-image, text-to-edit image, and image-to-text conversions. Moreover, in response to customers’ diverse business needs and budgets, Xiao-i offers a range of models of different sizes, enabling more flexible solutions to meet the demands of different business scenarios.

The “a product support platform” refers to the Hua Zang Developer Platform, comprising sections for development, applications, and operations. It assists ecological partners in developing applications based on Hua Zang LLM, conveniently training their own LLMs with lower costs, faster access and direct productization. This embodies the Hua Zang ecosystem’s principles of “faster, lower, and more effective.”

The “three service guarantees” refer to the resource empowerment provided by Xiao-i through cultivation, market development, and investment. Hua Zang Ecosystem offers a wealth of courses and training services. Additionally, it offers integrated marketing and promoting services, product co-developing and media. Furthermore, through the Hua Zang investment platform, it assists ecological partners in achieving business growth and expanding commercial value.

The key to the sustainable development and iteration of LLMs lies in commercialization, and the best way to achieve commercialization is to create a complete industry application ecosystem. Hua Zang ecosystem not only signifies a significant step forward for Xiao-i in the commercialization of LLMs but also marks an important exploration in the commercialization path for the entire artificial intelligence large model industry.

Recent Product Developments

In 2024, we marked a strategic leap into the consumer hardware sector with the launch of our AI-powered smart glasses. This move represented not only a product innovation milestone but also a transformative step toward global consumer engagement. The second half of 2024 saw the successful overseas debut of these smart glasses, primarily targeting markets in North America and Europe. Fueled by rising demand for wearable AI technology, this launch drove an 18-fold increase in hardware revenue—reaching US$1.40 million in 2024, up from US$75,363 in 2023.

Building on the momentum of our smart glasses, we introduced tAIkbox, an advanced AI-powered customer service solution that integrates proprietary hardware with our advanced software platform. Designed for global deployment, tAIkbox harnesses the capabilities of our Hua Zang large language model (LLM), agentic task automation, and edge-computing architecture to deliver seamless, context-aware interactions in real time. It is purpose-built for enterprise applications where efficient, responsive, and localized AI engagement is critical.

From an accounting perspective, AI glasses and tAIkbox platform follow distinct classification protocols: By way of delivery, both products are recorded as Sale of hardware products, reflecting their physical product form. By product lines, they are aggregated under Model as a Service (MaaS) revenue streams, capturing recurring software subscriptions, LLM licensing fees, and edge-computing service modules.

While initial adoption rates and partner feedback for both products have been encouraging - indicating strong revenue potential in 2025 and beyond—our expansion into consumer hardware also presents significant operational challenges. We have limited experience in large-scale manufacturing, marketing, and distribution of consumer electronics. Scaling these operations introduces risks related to supply chain management, quality assurance, cost control, production capacity, and after-sales support. Any shortcomings, such as product delays, quality issues, or failure to meet consumer expectations, could adversely impact our brand, customer trust, and long-term market positioning.

Accordingly, continued investment in operational infrastructure, strategic manufacturing partnerships, and robust customer service systems will be essential to the success of our consumer hardware strategy. Failure to effectively execute in these areas could materially and adversely affect our growth trajectory, financial condition, and overall results of operations.

Business Model

We offer two different product lines: (i) Model as a service (“MaaS”) and (ii) non-MaaS. The MaaS product line includes the development and training, optimization and integration, service packaging and API design of the model, local deployments and subscription of our model products. Additionally, the MaaS product line also includes service and others, as customization is required to catering the demand of clients. The non-MaaS product line includes the needs assessment, solution design and architecture planning, development and configuration, deployment and implementation of our non-model products.

Xiao-I’s History and Corporate Structure

Xiao-I was incorporated in the Cayman Islands on August 13, 2018, with limited liability under the Companies Act. Upon incorporation, the authorized share capital of the Company was US$50,000 divided into 1,000,000,000 shares, par value of US$0.00005 each, comprising of 1,000,000,000 Ordinary Shares of a par value of US$0.00005 each.

As a holding company with no material operations of its own, Xiao-I conducts a substantial majority of its operations through Shanghai Xiao-i Robot Technology Co., Ltd. (“Shanghai Xiao-i”), a variable interest entity (the “VIE”), in the People’s Republic of China, or “PRC” or “China.” Investors in Xiao-I’s ADSs should be aware that they may never hold equity interests in the VIE, but rather purchasing equity interests solely in Xiao-I, the Cayman Islands holding company, which does not own any of the business in China conducted by the VIE and the VIE’s subsidiaries (“the PRC operating entities”). Xiao-I’s indirect wholly owned subsidiary, Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd. (“Zhizhen Technology” or “WFOE”) entered into a series of contractual arrangements that establish the VIE structure (the “VIE Agreements”). The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Xiao-I has evaluated the guidance in FASB ASC 810 and determined that Xiao-I is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. ASC 810 requires a VIE to be consolidated if the company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. A VIE is an entity in which a company or its WFOE, through contractual arrangements, is fully and exclusively responsible for the management of the entity, absorbs all risk of losses of the entity (excluding non-controlling interests), receives the benefits of the entity that could be significant to the entity (excluding non-controlling interests), and has the exclusive right to exercise all voting rights of the entity, and therefore the company or its WFOE is the primary beneficiary of the entity for accounting purposes. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. Through the VIE Agreements, the Company is deemed the primary beneficiary of the VIE for accounting purposes. The VIE has no assets that are collateral for or restricted solely to settle its obligations. The creditors of the VIE do not have recourse to the Company’s general credit. Accordingly, under U.S. GAAP, the results of the PRC operating entities are consolidated in Xiao-I’s financial statements. However, investors will not and may never hold equity interests in the PRC operating entities. The VIE Agreements may not be effective in providing control over Shanghai Xiao-i. Uncertainties exist as to Xiao-I’s ability to enforce the VIE Agreements, and the VIE Agreements have not been tested in a court of law. The Chinese regulatory authorities could disallow this VIE structure, which would likely result in a material change in the PRC operating entities’ operations and the value of Xiao-I’s ADSs, including that it could cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors —Risks Relating to Our Corporate Structure” and “Item 7. Major Shareholders and Related Party Transactions —B. Related Party Transactions —Consolidation” in our annual report Form 20-F filed with the SEC for the year ended December 31, 2024.

Xiao-I is a holding company with no operations of its own. Xiao-I conducts its operations in China primarily through the PRC operating entities in China. As a result, although other means are available for us to obtain financing at the holding company level, Xiao-I’s ability to pay dividends and other distributions to its shareholders and to service any debt it may incur may depend upon dividends and other distributions paid by Xiao-I’s PRC subsidiaries, which relies on dividends and other distributions paid by the PRC operating entities pursuant to the VIE Agreements. If any of these entities incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends and other distributions to Xiao-I.

In addition, dividends and distributions from WFOE and the VIE are subject to regulations and restrictions on dividends and payment to parties outside of China. Applicable PRC law permits payment of dividends to Xiao-I by WFOE only out of net income, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset by general reserve fund and profits (if general reserve fund is not enough). Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Moreover, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is presently no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, Xiao-I’s Hong Kong subsidiary is able to transfer cash without any limitation to the Cayman Islands under normal circumstances.

Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Xiao-I’s WFOE generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Xiao-I’s WFOE to use its Renminbi revenues to pay dividends to Xiao-I. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of Xiao-I’s WFOE to pay dividends or make other kinds of payments to Xiao-I could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. As of 2024, seven of our shareholders did not register according to the registration procedures stipulated in Circular 37 Registration of the SAFE when they conducted their other external investment activities unrelated to us. As a result, these shareholders may be subject to penalties themselves, and WFOE may be unable to open a new capital account with relevant banks within China according to their internal control policies and may be restricted from remitting funds or handling other foreign exchange businesses within China unless and until we remediate the non-compliance. In 2023, WFOE has successfully opened a new capital account with Bank of Ningbo. Apart from a small amount of the IPO proceeds reserved for overseas use, we were able to transfer the rest of the IPO proceeds from overseas to WFOE for VIE’s product development and operations through both WFOE’s new capital account with Bank of Ningbo and WFOE’s pre-existing capital account with Agricultural Bank of China where WFOE has reserved foreign exchange quota. So long as there are no changes to PRC laws and regulations, or internal control policies of Bank of Ningbo, we are not aware of any substantial obstacles for WFOE to receive fund transfers to its capital account with Bank of Ningbo from overseas in the near future. However, should there be any changes to PRC laws and regulations or internal control policies of Bank of Ningbo in the future, WFOE then may be restricted from transferring funds from overseas to its capital account with Bank of Ningbo as a result.

Additionally, the transfer of funds among the PRC operating entities are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021, to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. Xiao-I or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other.

Organizational Structure

The following diagram illustrates the corporate legal structure of Xiao-I as of the date of this prospectus.

The following diagram illustrates the ownership of the VIE, Shanghai Xiao-i as of the date of this prospectus.

Recent Developments

Capital Raising Activities

2024 and 2025

On June 17, 2024, Xiao-I Corporation entered into a Securities Purchase Agreement with an institutional investor for the sale of senior convertible notes in the aggregate principal amount of approximately $3.26 million, issued at an 8% original issue discount. The notes are convertible into ADSs (each representing one-third of an ordinary share at the time). Concurrently, the company sold 1,000,002 ADSs at par value. The offering was made pursuant to Xiao-I’s effective Form F-3 shelf registration statement and a prospectus supplement filed on the same date. The notes bear interest at 6% per annum, are convertible at a fixed price, and are secured by a pledge over certain assets. Additionally, the agreement provides the investor with registration rights, anti-dilution protection, and customary covenants including restrictions on further debt issuance without consent. Gross proceeds from the transaction were approximately $2.99 million.

On October 30, 2024, Xiao-I entered into a Securities Purchase Agreement with the same institutional investor for the issuance of a $2,175,000 convertible promissory note, sold with an 8% original issue discount. The note is convertible into ADSs representing the company’s ordinary shares at a fixed conversion price and matures in one year, with an annual interest rate of 6%. In connection with the note issuance, Xiao-I issued 550,000 ADSs at par value. Proceeds from the transaction were to be used for general corporate purposes. The note includes standard covenants and restrictions, including a limitation on additional indebtedness and customary registration rights for the underlying securities.

On January 6, 2025, Xiao-I entered into two separate Securities Purchase Agreements with two institutional investors, issuing convertible promissory notes in an aggregate principal amount of $4,637,840, composed of an initial principal of $4,295,000 and an additional $342,840 of original issue discount to be added 30 days after issuance. The notes bear interest at 6% per annum and are convertible into ADSs at a conversion price equal to 85% of the lowest daily VWAP (volume-weighted average price) during the 10 consecutive trading days prior to the conversion date. The company also agreed to register the ADSs issuable upon conversion of the notes. These notes contain customary anti-dilution provisions, adjustment rights upon stock splits and similar corporate events, and restrictions against future financings on more favorable terms (most-favored-nation provisions). Gross proceeds to the company were $4.295 million. The January 6 transaction was conducted through a registered direct offering under the existing shelf registration, and a related Form 424B5 prospectus supplement was filed. The company granted the investors standard covenants, including restrictions on additional indebtedness and a limitation on further equity issuances for a specified period.

As of the date of our 2025 Form 20-F, the notes described above had been converted in full and were no longer outstanding.

2026

Prior Streeterville Transactions

On April 29, 2026, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, or Streeterville, pursuant to which the Company issued and sold to Streeterville an unsecured convertible promissory note in the original principal amount of US$3.25 million for a purchase price of US$3.0 million, reflecting an original issue discount of US$240,000 and US$10,000 of transaction expenses. The Company also issued 8,503,369 ordinary shares as pre-delivery shares in connection with that transaction. The April Note has since been converted in full and is no longer outstanding. On June 29, 2026, the Company entered into a further securities purchase agreement with Streeterville pursuant to which the Company issued an unsecured convertible promissory note in the original principal amount of US$2.17 million for a purchase price of US$2.0 million, reflecting an original issue discount of US$160,000 and US$10,000 of transaction expenses, and issued 325,000 ADSs as pre-delivery shares. The April Note bore, and the June Note bears, interest at 6% per annum, each had or has a maturity date 12 months after its respective purchase price date, and each was or is convertible into ADSs in accordance with its terms.

August Transaction

On August 26, 2026, the Company entered into a securities purchase agreement with Streeterville, pursuant to which the Company agreed to issue and sell to Streeterville a convertible promissory note in the original principal amount of US$4,330,000, which we refer to in this prospectus supplement as the Note. The issuance and sale of the Note are expected to occur on August 26, 2026, following the filing of this prospectus supplement and subject to the satisfaction of the applicable closing conditions under the Securities Purchase Agreement. This prospectus supplement relates to the ADSs issuable upon conversion of the Note. The Note itself is not being registered pursuant to this prospectus supplement. The purchase price for the Note is US$4,000,000, reflecting an original issue discount of US$320,000 and US$10,000 of transaction expenses included in the initial principal balance of the Note. The Note will be unsecured, will mature 12 months after the purchase price date, will bear interest at 6% per annum and will be convertible into ADSs at the option of Streeterville in accordance with its terms. The Company intends to use the net proceeds from the August transaction for working capital and general corporate purposes.

The Securities Purchase Agreement contains registration obligations with respect to the ADSs issuable upon conversion of the Note, as well as certain covenants, including restrictions on certain future issuances, a most-favored-nation provision, a no-shorting covenant and a participation right. The participation right continues until the Note no longer remains outstanding, whether as a result of repayment, conversion, redemption, cancellation, exchange or otherwise.

Legal Proceedings

Xiao-I is currently involved in multiple legal proceedings and disputes, including securities class actions, intellectual property litigation, financial and commercial litigation, shareholder litigation, and labor-related claims. See “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Litigation” of our 2025 Form 20-F for additional information regarding these proceedings and disputes. On June 10, 2026, the Shanghai High People’s Court issued first-instance judgments in two related patent actions involving Shanghai Xiao-I Intelligent Network Technology Co., Ltd. (“Shanghai Xiao-I”) and Apple Inc. and its affiliated entities (“Apple”). In the invention patent infringement action, the court dismissed all claims brought by Shanghai Xiao-I alleging that Apple’s Siri technology infringed Shanghai Xiao-I’s invention patent titled “A Chat Robot System” (Patent No. 200410053749.9). In the related action seeking confirmation of non-infringement, the court ruled that the specified iPhone models equipped with Siri do not fall within the protection scope of the subject patent, and rejected Apple’s claim for RMB 2 million in compensation for reasonable litigation expenses. These first-instance judgments concern infringement and do not affect the validity of the subject patent, which the Supreme People’s Court of the People’s Republic of China had previously upheld in a final and binding ruling. The Company disagrees with the first-instance infringement rulings and stated that it intends to appeal them to the Supreme People’s Court within the applicable statutory period. There can be no assurance as to the outcome of the appellate proceedings or that the Company will receive any financial compensation or other favorable relief.

Corporate Actions and Governance

On August 23, 2024, Xiao-I Corporation implemented a change in its ADS ratio from one ADS representing one-third of an ordinary share to one ADS representing three ordinary shares, effectively constituting a one-for-nine reverse ADS split. This ADS ratio change was intended to increase the ADS trading price and regain compliance with Nasdaq’s minimum bid price requirement.

On May 11, 2026, the Company implemented a further change in its ADS ratio from one ADS representing three ordinary shares to one ADS representing sixty ordinary shares, effectively constituting a one-for-twenty reverse ADS split. The ADS ratio change was approved by the Company’s board of directors on April 20, 2026. The Company’s ordinary shares were not affected by the ADS ratio change, and no ordinary shares were issued or cancelled in connection with the ADS ratio change. Following the ADS ratio change, the Company’s ADSs continued to trade on the Nasdaq Global Market under the symbol “AIXI,” with a new CUSIP number of 98423X308. On August 20, 2026, the Company announced that it plans to change the ADS ratio again from one ADS representing sixty ordinary shares to one ADS representing 420 ordinary shares, which will have the same effect on ADS holders as a one-for-seven reverse ADS split. The Company currently expects the change to become effective on or about September 8, 2026. The proposed ADS ratio change will not affect the Company’s underlying ordinary shares, and no ordinary shares will be issued or cancelled in connection with the change. No fractional new ADSs will be issued; fractional entitlements will instead be aggregated and sold by the depositary, with the net cash proceeds distributed to the applicable ADS holders after deduction of applicable fees, taxes and expenses.

Previously, on July 11, 2024, the Company received a notification letter from Nasdaq, indicating that it was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price of its ADSs had been below $1.00 for 30 consecutive business days. This deficiency notice was disclosed in a Form 6-K filed on July 15, 2024. The Company was given 180 calendar days, until January 7, 2025, to regain compliance.

Following the ADS ratio change implemented on August 23, 2024, on September 9, 2024, Nasdaq notified the Company that it had regained compliance with Listing Rule 5450(a)(1), having maintained a closing bid price of at least $1.00 per ADS for ten consecutive business days.

On December 16, 2025, the Company received a written notification from Nasdaq indicating that the closing bid price of its ADSs had been below $1.00 per ADS for 30 consecutive business days and that the Company therefore was not in compliance with Nasdaq Listing Rule 5450(a)(1). On December 17, 2025, the Company received a separate written notification indicating that it was not in compliance with the applicable minimum market value of publicly held shares requirement. On April 23, 2026, Nasdaq notified the Company that it had regained compliance with the minimum market value of publicly held shares requirement and that the matter was closed. On May 29, 2026, Nasdaq notified the Company that, for the ten consecutive business days from May 14, 2026 through May 28, 2026, the closing bid price of the Company’s ADSs had been at least $1.00 per ADS and that the Company had regained compliance with Nasdaq Listing Rule 5450(a)(1). Accordingly, as of that time, the Company had regained compliance with the Nasdaq continued listing requirements that were the subject of the December 2025 deficiency notices. On August 6, 2026, however, the Company received a new written notification from Nasdaq indicating that it was not in compliance with the US$15.0 million minimum market value of publicly held shares requirement under Nasdaq Listing Rule 5450(b)(3)(C), based on the closing bid price of the Company’s ADSs for the 30 consecutive business days from June 23, 2026 through August 4, 2026. The Company has been provided a 180-calendar-day compliance period, or until February 1, 2027, to regain compliance. The August 6, 2026 notice has no immediate effect on the listing or trading of the Company’s ADSs, subject to the Company’s continued compliance with Nasdaq’s other listing requirements. There can be no assurance that the Company will regain or maintain compliance with Nasdaq’s continued listing requirements.

Cease to Be a “Controlled Company”

We were previously a “controlled company” within the meaning of the Nasdaq listing rules because Mr. Yuan beneficially owned more than 50% of our voting power. As disclosed in 2025 Form 20-F, as of the date of this prospectus supplement, Mr. Yuan beneficially owned approximately 31% of our voting power. Accordingly, we no longer qualify as a “controlled company” under the Nasdaq listing rules and may no longer rely on the controlled company exemptions from certain Nasdaq corporate governance requirements. We are therefore required to comply with the applicable Nasdaq corporate governance requirements, subject to any exemptions otherwise available to us as a foreign private issuer.

Corporate Information

Our principal executive offices are located at Room 501363, Lane 1555, Jinshajiang West, Jiading District, Shanghai, People’s Republic of China. The telephone number at our executive offices is +86 021- 64435203. Our registered office in the Cayman Islands is located at the office of ICS Corporate Services (Cayman) Limited, P.O. Box 30746, #3-212 Governors Square, 23 Lime Tree Bay Avenue, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. Such information can also be found on our investor relations website at https://www.ir.xiaoi.com. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

Holding Foreign Companies Accountable Act

Pursuant to the HFCAA if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. As a result of such trading prohibition, the Nasdaq Global Market may make a determination to delist our securities. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “Determinations”). However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. Our financial statements contained in our annual report on Form 20-F for the fiscal year ended December 31, 2024 have been audited by Assentsure PAC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. As such, as of the date of our annual report for the fiscal year ended December 31, 2024, Xiao-I’s auditor is not subject to the Determinations announced by the PCAOB. However, Xiao-I cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to it after considering the effectiveness of its auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. Furthermore, there is a risk that Xiao-I’s auditor cannot be inspected by the PCAOB because of a position taken by an authority in a foreign jurisdiction in the future, and that the PCAOB may re-evaluate its determination as a result of any obstruction with the implementation of the Statement of Protocol. Such lack of inspection or re-evaluation could cause trading in Xiao-I’s securities to be prohibited on a national exchange or in the over-the-counter trading market under the HFCAA, and, as a result, Nasdaq may determine to delist Xiao-I’s securities, which may cause the value of Xiao-I’s securities to decline or become worthless. For more detailed information, see “Item 3. Key Information—D. Risk Factors —Risks Relating to Doing Business in China— The HFCCA and the AHFCCA passed by the U.S. Senate, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Global Market, and Nasdaq may determine to delist our securities if in the future the PCAOB determines that it cannot inspect or fully investigate our auditor” in our 2025 Form 20-F.

Permissions, Approvals, Licenses and Permits Required from the PRC Government Authorities for Our Operations and for Offering of Our Securities to Foreign Investors

The PRC operating entities’ operations in China are governed by PRC laws and regulations. Xiao-I, its subsidiaries, the PRC operating entities have received all requisite permissions and approvals from the PRC government authorities for their business operations currently conducted in China. Neither has Xiao-I nor its subsidiaries, nor the PRC operating entities received any denial of permissions for their business operations currently conducted in China. These permissions and approvals include (without limitation) License for Value-added Telecommunications Services, Business License, Record Registration Form for Foreign Trade Business Operators, Customs Declaration Entity Registration Certificate. Xiao-I, its subsidiaries, the PRC operating entities are currently not required to obtain permission from any of the PRC authorities to issue ADSs or Ordinary Shares to foreign investors. However, Xiao-I is subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that Xiao-I inadvertently concludes that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that Xiao-I is required to obtain approvals in the future, or that the PRC government could disallow Xiao-I’s holding company structure, which would likely result in a material change in its operations, including its ability to continue its existing holding company structure, carry on its current business, accept foreign investments, and offer or continue to offer securities to its investors. These adverse actions could cause the value of Xiao-I’s ADSs to significantly decline or become worthless. Xiao-I may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if it fails to comply with such rules and regulations, which would likely adversely affect the ability of Xiao-I’s securities to be listed on a U.S. exchange, which would likely cause the value of Xiao-I’s securities to significantly decline or become worthless. For more detailed information, see “Item 3. Key Information—D. Risk Factors —Risks Relating to Doing Business in China—The approval, filing or other requirements of the CSRC or other PRC government authorities may be required under PRC laws” in our 2025 Form 20-F.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of specific exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit some executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes;” and

●	not being required to disclose some executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

As a result, we do not know if some investors will find our ADSs less attractive. The result may be a less active trading market for our ADSs, and the price of our ADSs may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from specific provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, we will not be required to file annual reports and consolidated financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and we will not be required to comply with Regulation FD, which restricts the selective disclosure of material information.

Both foreign private issuers and emerging growth companies also are exempt from some more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Please see “Risk Factors” and other information included in this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of these and other challenges, risks and uncertainties that we face.

THE OFFERING

Issuer	Xiao-I Corporation

Securities Offered	Up to $4,330,000 of our American Depositary Shares representing Ordinary Shares issuable from time to time upon conversion of the convertible promissory note to be issued to Streeterville Capital, LLC on August 26, 2026 (the “Note”), following the filing of this prospectus supplement, subject to the remaining availability under our registration statement on Form F-3. The Note is not being registered pursuant to this prospectus supplement.

Conversion Shares	The ADSs issuable upon conversion of the Note. Each ADS currently represents sixty Ordinary Shares and is expected to represent 420 Ordinary Shares following the planned ADS ratio change expected to become effective on or about September 8, 2026.

Ordinary Shares outstanding after the offering**	The number of Ordinary Shares outstanding after this offering cannot be determined at this time because the Note is convertible at a variable Conversion Price. The Conversion Price equals the Market Price less US$0.05 to cover ADS issuance fees, and Market Price means 90% multiplied by the lowest daily VWAP of the ADSs during the ten trading-day period immediately preceding the applicable measurement date. Because each ADS currently represents sixty Ordinary Shares (and is expected to represent 420 Ordinary Shares following the planned ADS ratio change expected to become effective on or about September 8, 2026), the actual number of Ordinary Shares outstanding after this offering will depend on the Conversion Price at the time the Note is converted, the portion of the Note converted, and the number of ADSs issued upon conversion. However, this prospectus supplement covers only up to US$4,330,000 of ADSs issuable upon conversion of the Note, subject to the remaining availability under the registration statement on Form F-3 of which this prospectus supplement forms a part.

The Note	The Note will be issued to Streeterville Capital, LLC, which we refer to as the Lender, pursuant to the Securities Purchase Agreement dated August 26, 2026 (the “Securities Purchase Agreement”). The Note will be issued in the original principal amount of US$4,330,000. The purchase price for the Note will be US$4,000,000, reflecting an original issue discount of US$320,000 and US$10,000 of transaction expenses included in the initial principal balance of the Note. The Note is not being registered pursuant to this prospectus supplement.

Purchase Price	The purchase price for the Note will be US$4,000,000, computed as the US$4,330,000 initial principal balance less the US$320,000 OID and the US$10,000 Transaction Expense Amount.

Interest	The Note will bear interest at a rate of 6.0% per annum. Upon the occurrence of an event of default and written notice given by the Lender to the Company, the interest rate on the Note will increase to the lesser of 18.0% per annum or the maximum rate permitted under applicable law.

Original Issuance Discount	The Note will carry an original issue discount of $320,000 (“OID”), which is included in the initial principal balance of the Note and will be deemed fully earned and non-refundable as of the Purchase Price Date.

Transaction Expense Amount	The Company agreed to pay $10,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note. The Transaction Expense Amount is included in the initial principal balance of the Note and is deemed fully earned and non-refundable as of the Purchase Price Date.

Outstanding Balance	As of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms thereof for payment, conversion, offset, or otherwise, plus the Transaction Expense Amount, plus the OID, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Investors, transfer, stamp, issuance and similar taxes and fees related to conversions, and any other fees or charges incurred under the Note.

Maturity Date	The Note matures on the date that is 12 months after the Purchase Price Date, unless earlier paid, prepaid or converted in accordance with its terms.

Ranking	The Note is unsecured.

Conversion Price	The Note is convertible at the option of the holder at a conversion price equal to the Market Price less $0.05 to cover ADS issuance fees. “Market Price” means 90% multiplied by the lowest daily VWAP of the ADSs during the 10 trading days immediately preceding the applicable measurement date.

Prepayment	We may prepay all or any portion of the Outstanding Balance of the Note upon 10 trading days’ prior written notice, subject to the Investor’s right to submit conversion notices during the notice period, at a prepayment price equal to 110% of the portion of the Outstanding Balance being prepaid.

Beneficial Ownership Limitation	We may not effect any conversion of the Note to the extent that, after giving effect to such conversion, the Investor, together with its affiliates, would beneficially own more than 9.99% of the number of ADSs outstanding on such date. This limitation is non-waivable and applies to all affiliates and assigns of the Investor.

Event of Default	Upon the occurrence of a Trigger Event, the Investor may send written notice to us requiring such Trigger Event to be cured within 10 days. If we fail to cure such Trigger Event within the required cure period, the Trigger Event will automatically become an Event of Default. Certain bankruptcy and insolvency-related Trigger Events become Events of Default automatically.

Sales Limitation	So long as no Trigger Event has occurred, if the Investor sells any Conversion Shares on the open market, the Investor has agreed to limit such sales in any calendar week to 15% of the weekly trading volume of the ADSs on all trading markets for such week, unless otherwise authorized by us in writing.

Manner of the Offering	The Note will be sold directly to the Investor in a private placement pursuant to the Securities Purchase Agreement dated August 26, 2026. The Conversion Shares are issuable directly to the Investor upon conversion of the Note. There will be no placement agent involved in the sale of the Note or in connection with this offering.

Listing	Our ADSs are listed on the Nasdaq Global Market under the symbol “AIXI”.

The ADSs	Each ADS represents sixty Ordinary Shares. The Depositary (or its custodian or nominee) will hold the underlying Ordinary Shares represented by the ADSs. You will have rights as provided in the deposit agreement, dated as of March 9, 2023, as amended, by and among us, the Depositary, and the holders and beneficial owners of ADSs issued thereunder.

Depositary	Citibank, N.A.

Use of Proceeds	We will not receive any proceeds from the issuance of the Conversion Shares upon conversion of the Note. We expect to receive $4,000,000 in gross proceeds from the sale of the Note in the private placement pursuant to the Securities Purchase Agreement dated August 26, 2026. We estimate the total expenses of this offering and the sale of the Note that will be payable by us, excluding certain expenses, will be approximately $10,000. We intend to use the net proceeds from the sale of the Note for working capital and general corporate purposes.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-17 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

RISK FACTORS

Investing in Xiao-I’s ADSs involves a high degree of risk. Before you decide to invest in Xiao-I’s ADSs, you should carefully consider the risks described below, along with the other information in this prospectus supplement and the accompanying prospectus and the risks described in the section entitled “Risk Factors” of Xiao-I’s 2025 Form 20-F, as well as the other information incorporated herein or therein by reference. If any of these risks occur, Xiao-I’s business could be materially harmed, and Xiao-I’s financial condition and results of operations could be materially and adversely affected. As a result, the price of Xiao-I’s ADSs could decline, and you could lose all or part of your investment.

In the following discussion of risks relating to this offering, “we,” “us,” or “our” refer to Xiao-I.

Risks Relating to This Offering

Since our management will have broad discretion in how we use the proceeds from the sale of the Note, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds from the sale of the Note. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of the conversion of the Note, future equity offerings or other equity issuances.

We may in the future issue additional shares of our ADSs, Ordinary Shares or other securities convertible into or exchangeable for shares of our ADSs. In addition, the Note is convertible into ADSs at a variable Conversion Price. The Conversion Price equals the Market Price less US$0.05 to cover ADS issuance fees, and Market Price means 90% multiplied by the lowest daily VWAP of the ADSs during the ten trading-day period immediately preceding the applicable measurement date. Because the Conversion Price is based on the market price of our ADSs at the time of conversion, the number of ADSs issuable upon conversion of the Note is not determinable at this time and will increase if the market price of our ADSs declines. Because each ADS currently represents sixty Ordinary Shares (and is expected to represent 420 Ordinary Shares following the planned ADS ratio change expected to become effective on or about September 8, 2026), the number of Ordinary Shares represented by the ADSs issuable upon conversion of the Note is also not determinable at this time. Any issuance of ADSs upon conversion of the Note will dilute the ownership interests and voting power of existing holders of our ADSs and Ordinary Shares, and such dilution may be substantial. We cannot assure you that we will be able to sell shares of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per ADS paid by investors in this offering. The price per ADS at which we sell additional shares of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

Holders of the Note will not have rights as holders of ADSs or our ordinary shares until they convert such Note into ADSs.

Until the holder of the Note acquires our ADSs upon conversion of the Note, it will not have rights with respect to our ADSs or ordinary shares. Upon conversion of the Note, the holder will be entitled to exercise the rights of a holder of our ADSs only as to matters for which the record date occurs after the conversion date.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of the ADSs.

In July 2024, we received a notification letter from Nasdaq stating that the closing bid price of our ADSs had been below the minimum $1.00 per share requirement for 30 consecutive business days. To regain compliance, we implemented a one-for-nine reverse ADS split in August 2024, and in September 2024 Nasdaq confirmed that we had regained compliance. In December 2025, we received separate Nasdaq notifications that we were not in compliance with the minimum bid price requirement and the applicable minimum market value of publicly held shares requirement. On April 23, 2026, Nasdaq notified us that we had regained compliance with the minimum market value of publicly held shares requirement. On May 11, 2026, we implemented a further change in the ratio of our ADSs to our Ordinary Shares from one ADS representing three Ordinary Shares to one ADS representing sixty Ordinary Shares, effectively constituting a one-for-twenty reverse ADS split. On May 29, 2026, Nasdaq notified us that, based on the closing bid price of our ADSs for the ten consecutive business days from May 14 through May 28, 2026, we had regained compliance with the minimum bid price requirement. On August 6, 2026, however, we received a new Nasdaq notification indicating that we were not in compliance with the US$15.0 million minimum market value of publicly held shares requirement under Nasdaq Listing Rule 5450(b)(3)(C). We currently have until February 1, 2027 to regain compliance, subject to Nasdaq’s rules. On August 20, 2026, we announced a planned change in the ADS ratio from one ADS representing sixty Ordinary Shares to one ADS representing 420 Ordinary Shares, expected to become effective on or about September 8, 2026 and to have the same effect on ADS holders as a one-for-seven reverse ADS split.

We are currently not in compliance with Nasdaq’s minimum market value of publicly held shares requirement. If we do not regain compliance by February 1, 2027, Nasdaq may provide written notification that our securities are subject to delisting, subject to any appeal rights available under Nasdaq’s rules. Adverse developments related to our business, unfavorable market conditions, or broader economic downturns could also cause the price of our ADSs to decline below $1.00 again. If we fail to maintain the minimum bid price or other applicable listing standards, Nasdaq may initiate delisting proceedings.

Moreover, on January 17, 2025, Nasdaq adopted Rule 5810(c)(3)(A)(iv), which provides that if a company regains compliance with the minimum bid price requirement by effecting a reverse stock split and thereafter fails to comply with the minimum bid price standard within 12 months following the reverse split, Nasdaq will not grant a new compliance period and will issue an immediate delisting determination. We effected a reverse ADS split in August 2024 to regain compliance with the minimum bid price requirement and effected a further reverse ADS split in May 2026. We have also announced a further one-for-seven reverse ADS split expected to become effective on or about September 8, 2026. Accordingly, any future failure to satisfy Nasdaq’s minimum bid price requirement could result in additional Nasdaq scrutiny, and if such failure occurs within 12 months following the May 2026 reverse ADS split, we may be ineligible for a new compliance period and could be subject to an immediate delisting determination.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the ADSs. Such a delisting would likely have a negative effect on the price of the ADSs and would impair your ability to sell or purchase the ADSs when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the ADSs to become listed again, stabilize the market price or improve the liquidity of the ADSs, prevent the ADSs from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

The Note and the Securities Purchase Agreement contain covenants, default provisions and remedies that may restrict our operations, limit our financing flexibility and adversely affect our liquidity.

The Note and the Securities Purchase Agreement contain a number of covenants, restrictions and remedies that may affect our operations and financing flexibility while the Note remains outstanding. Among other things, we are required to timely file reports required under the Exchange Act and maintain current public information, maintain the listing or quotation of our ADSs on NYSE or Nasdaq, ensure that trading in our ADSs is not suspended, halted, chilled, frozen, reaches zero bid or otherwise ceases trading on our principal trading market, maintain sufficient Ordinary Shares available for the issuance of ADSs upon conversion of the Note, and comply with restrictions on certain future issuances without the Investor’s prior written consent. The Securities Purchase Agreement also includes provisions relating to future financings, including a most-favored-nation provision and a participation right, which may affect our ability to structure or complete future financing transactions on terms that we consider favorable.

The Note also contains Trigger Events and Events of Default. If a Trigger Event or Event of Default occurs, the holder may be entitled to increase the Outstanding Balance by applying the Trigger Effect, accelerate the Note, require payment of the Mandatory Default Amount, cause default interest to accrue at a rate of up to 18% per annum, continue to convert the Note into ADSs, or exercise other remedies available under the Note and the Securities Purchase Agreement. In addition, if we fail to deliver ADSs upon conversion within the required timeframe, the holder may be entitled to rescind the conversion in whole or in part, and late fees may be added to the Outstanding Balance. These provisions could increase the amount payable or convertible under the Note, require us to use significant cash resources, limit our ability to raise additional capital, and adversely affect our liquidity, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects, and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein, in our 2025 Form 20-F and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus, is accurate only as of the date on the front cover of this prospectus supplement, and the accompanying prospectus, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. Forward-looking statements also include statements regarding our ability to issue ADSs upon conversion of the Note, comply with the terms of the Note and the Securities Purchase Agreement, maintain sufficient Ordinary Shares available for the issuance of ADSs upon conversion of the Note, maintain the listing of our ADSs on Nasdaq, and use the proceeds from the sale of the Note. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance, or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.

USE OF PROCEEDS

We will not receive proceeds from the issuance of the Conversion Shares upon conversion of the Note. We expect to receive US$4,000,000 in gross proceeds from the sale of the Note in a private placement pursuant to the Securities Purchase Agreement dated August 26, 2026. The Note will have an original principal amount of US$4,330,000, which includes a US$320,000 original issue discount and US$10,000 of transaction expenses. We estimate the total expenses of this offering and the sale of the Note that will be payable by us, excluding certain expenses, will be approximately US$10,000. We intend to use the net proceeds from the sale of the Note for working capital and general corporate purposes. Our management will have broad discretion in the application of these proceeds.

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination related to a dividend policy will be made at the discretion of our board of directors, and subject to Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will be based upon conditions then existing, including our results of operations, financial condition, current and anticipated capital requirements, business prospects, contractual restrictions and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025. Such information is set forth on the following basis:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the assumed full conversion of the Note (issued on August 26, 2026) into ordinary shares, after deducting the original issue discount and estimated offering expenses payable by us, but without giving effect to the conversion of the previously outstanding convertible loans as of December 31, 2025; and

●	on a pro forma basis to give effect to (i) the expected issuance and sale of the Note on August 26, 2026, following the filing of this prospectus supplement, after deducting the original issue discount and estimated offering expenses payable by us, and (ii) the assumed full conversion of all convertible loans that were outstanding as of December 31, 2025 into ordinary shares.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual	Actual, as adjusted	Pro Forma
Convertible loans(1)	$2,006,119	2,006,119	-
Shareholder’ Deficit
Ordinary shares	$2,762	18,044	25,125
Preferred shares	185	185	185
Additional paid-in capital	130,134,778	134,134,778	136,140,897
Statutory reserve	237,486	237,486	237,486
Accumulated deficit	(226,559,555)	(226,559,555)	(226,559,555)
Accumulated other comprehensive loss	(4,370,415)	(4,370,415)	(4,370,415)
XIAO-I CORPORATION shareholders’ deficit	(100,554,759)	(96,539,477)	(94,526,277)
Non-controlling interests	(4,309,169)	(4,309,169)	(4,309,169)
Total Shareholders’ Deficit	(104,863,928)	(100,848,646)	(98,835,446)
Total Capitalization	$(102,857,809)	(98,842,527)	(98,835,446)

(1)	The pro forma information does not give effect to the issuance of ADSs upon conversion of the Note because the Note is not automatically convertible upon issuance. The actual number of ADSs issuable upon conversion will depend on the Conversion Price at the time of conversion.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $4,330,000 of our American Depositary Shares (the “Conversion Shares”) issuable from time to time upon conversion of the convertible promissory note to be issued to Streeterville Capital, LLC on August 26, 2026, following the filing of this prospectus supplement, pursuant to the Securities Purchase Agreement, which we refer to in this prospectus supplement as the “Note.” The Note will be sold in a private placement pursuant to the Securities Purchase Agreement entered into between us and Streeterville Capital, LLC, which we refer to as the “Lender,” dated August 26, 2026 (the “Securities Purchase Agreement”). We are not registering the Note under this prospectus supplement and we do not currently intend to register the Note. The Conversion Shares will be issued pursuant to a registration statement on Form F-6 (Registration No. 333-269502), as amended and supplemented.

The following is a description of the material terms of the Note, our ordinary shares and our ADSs. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Note and the Securities Purchase Agreement, including the definitions of certain terms used therein.

Description of Notes

The following is a summary of the material terms of the Note to be sold to the Lender in a private placement pursuant to the Securities Purchase Agreement. The description below is not complete and you are urged to review the Note and the Securities Purchase Agreement.

Maturity Date

Unless earlier paid, prepaid or converted, the Note will mature on the date that is 12 months after the Purchase Price Date. We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Original Issuance Discount

The Note will carry an original issue discount of US$320,000. The OID will be included in the initial principal balance of the Note and will be deemed to be fully earned and non-refundable as of the Purchase Price Date.

Transaction Expense Amount

We agreed to pay US$10,000 to the Lender to cover the Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note. The Transaction Expense Amount is included in the initial principal balance of the Note and is deemed to be fully earned and non-refundable as of the Purchase Price Date.

Interest

The Note bears interest at the rate of 6.00% per annum which (a) commences accruing on the Purchase Price Date (as defined in the Note), (b) is computed on the basis of a 360-day year and twelve 30-day months and (c) is payable on the Maturity Date unless earlier paid, prepaid or converted in accordance with the terms of the Note. The interest rate will increase to the lesser of 18.00% per annum or the maximum rate permitted under applicable law as a result of an Event of Default and upon written notice from the Lender.

Ranking/Security

The Note is unsecured.

Prepayment

With ten Trading Days’ prior written notice, we may prepay all or any portion of the Outstanding Balance, except for any portion of the Outstanding Balance for which we have received a Conversion Notice from the Lender where the applicable Conversion Shares have not yet been delivered. During the ten Trading Day prepayment notice period, the Lender retains the right to submit Conversion Notices. If we exercise our right to prepay the Note, we must make payment to the Lender in cash equal to 110% multiplied by the portion of the Outstanding Balance we elect to prepay. We will lose the right to prepay the Note if an Event of Default occurs or if we elect to prepay any portion of the Outstanding Balance and fail to do so on the date set forth in the prepayment notice sent to the Lender.

Trigger Events & Events of Default

The Note contains Trigger Events, Defaults and remedies. At any time following the occurrence of a Trigger Event, the Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect, subject to the limitations set forth in the Note. At any time following the occurrence of a Trigger Event, the Lender may send written notice to us demanding that we cure the Trigger Event within ten days. If we fail to cure the Trigger Event within the required ten-day cure period, the Trigger Event will automatically become an Event of Default. Certain bankruptcy and insolvency-related Trigger Events automatically become Events of Default without further notice. At any time following the occurrence of an Event of Default, the Lender may accelerate the Note, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Upon written notice given by the Lender after an Event of Default, default interest will accrue on the Outstanding Balance at a rate equal to the lesser of 18% per annum simple interest or the maximum rate permitted under applicable law. The Lender may continue making conversions at any time following a Trigger Event or Event of Default until the Outstanding Balance is paid in full.

Conversion

The Lender has the right, at any time following the issuance date until the Outstanding Balance has been paid in full, to convert all or any portion of the Outstanding Balance into ADSs. The number of Conversion Shares issuable upon conversion equals the Conversion Amount divided by the Conversion Price. “Conversion Price” means the Market Price less US$0.05 to cover ADS issuance fees, and “Market Price” means 90% multiplied by the lowest daily VWAP of the ADSs during the ten Trading Day period immediately preceding the applicable measurement date. All conversions are cashless and do not require further payment from the Lender. The Lender is responsible for all fees related to the deposit of ordinary shares and issuance of the corresponding ADSs in order to satisfy any conversion under the Note.

Conversion Share Delivery and Conversion Delays

On or before the close of business on the third Trading Day following the date of delivery of a Conversion Notice, we are required to deliver or cause our depositary bank to issue and deliver the applicable Conversion Shares electronically to the account designated by the Lender in the applicable Conversion Notice. If we fail to deliver Conversion Shares within the required timeframe, the Lender may rescind the conversion in whole or in part, with a corresponding increase to the Outstanding Balance. In addition, if Conversion Shares are not delivered by the required delivery date, late fees equal to 2% of the applicable Conversion Share Value, rounded to the nearest multiple of US$100 but with a floor of US$350 per day, will be assessed for each day after the delivery date until the Conversion Shares are delivered, provided that the cumulative amount of such late fees for each conversion may not exceed 200% of the applicable Conversion Share Value. Such late fees will be added to the Outstanding Balance.

Beneficial Ownership Limitation

Notwithstanding anything to the contrary contained in the Note or the other Transaction Documents, we may not effect any conversion of the Note to the extent that, after giving effect to such conversion, the Lender, together with its affiliates, would beneficially own a number of ADSs exceeding 9.99% of the number of ADSs outstanding on such date. The ownership limitation is enforceable, unconditional and non-waivable and applies to all affiliates and assigns of the Lender.

Sales Limitation

So long as no Trigger Event has occurred, the Lender has agreed to limit its sales of Conversion Shares on the open market in any calendar week to 15% of the weekly trading volume of the ADSs on all trading markets for such week, unless otherwise authorized by us in writing. If the Lender breaches this covenant, our sole and exclusive remedy is a reduction of the Outstanding Balance in an amount equal to 50% of the net proceeds the Lender received from excess sales in such week, or payment in cash if the Note has been satisfied in full. The Sales Limitation and the related remedy expire 30 days after satisfaction in full of the Note.

Fundamental Transactions

The occurrence of a Fundamental Transaction without the Lender’s prior written consent will be considered a Trigger Event under the Note, provided that the Lender’s consent will not be required if the Note is paid in full in connection with such Fundamental Transaction. See “Trigger Events & Events of Default.”

Covenants

In connection with the sale of the Note, the Securities Purchase Agreement includes several covenants in favor of the Lender, including but not limited to:

(a)	To timely file all Exchange Act reports and maintain current public information;

(b)	To issue the Conversion Shares free of any encumbrances;

(c)	To maintain a listing or quotation of our ADSs on NYSE or Nasdaq;

(d)	To ensure our ADSs remain actively traded on the principal trading market without suspension, halts, freezes, interruptions, or reaching zero bids;

(e)	To not make any Restricted Issuances (as defined in the Securities Purchase Agreement) without the Lender’s prior written consent;

(f)	To have available, in our authorized but unissued capital stock, sufficient shares to issue Conversion Shares as required under the Note;

(g)	To not enter into any agreement that would restrict us from entering into a variable rate transaction with the Lender or any affiliate of the Lender or from issuing ADSs, preferred stock, warrants, convertible notes, other debt securities or other Company securities to the Lender or any affiliate of the Lender;

(h)	To provide reasonable assistance to the Lender in making any notification pursuant to the Outbound Investment Law, including providing any information required to complete the notification or in response to questions from the U.S. Department of Treasury or other competent authority relating to such notification.

(i)	To maintain the par value of our Ordinary Shares at US$0.0001 per share or lower.

Governing Law

The Note is governed by, and construed in accordance with, the laws of Delaware without regard to its conflicts of law principles. Additionally, in connection with the purchase of the Note, we and the Lender agreed to resolve any disputes arising out of the Note through arbitration or litigation in accordance with the provisions set forth in the Securities Purchase Agreement.

Description of Ordinary Shares and ADSs

Each ADS currently represents the right to receive, and to exercise the beneficial ownership interests in, sixty Ordinary Shares that are on deposit with the depositary and/or custodian. Following the planned ADS ratio change expected to become effective on or about September 8, 2026, each ADS will represent 420 Ordinary Shares. A further description of our ordinary shares and ADSs is included in the accompanying prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares.”

PLAN OF DISTRIBUTION

We are offering up to $4,330,000 of our American Depositary Shares (“ADSs”) issuable upon conversion of the Note. The Conversion Shares are issuable directly to the Lender upon conversion of the Note in accordance with the terms of the Note. There is no placement agent involved in the sale of the Note or in connection with this offering.

The Note will be sold to the Lender in a private placement pursuant to the Securities Purchase Agreement. The Note itself is not being registered pursuant to this prospectus supplement. We will receive US$4,000,000 in gross proceeds from the sale of the Note, but we will not receive any additional proceeds from the issuance of ADSs upon conversion of the Note. The Lender may convert all or any portion of the Outstanding Balance of the Note into ADSs from time to time in accordance with the terms of the Note.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the year ended December 31, 2025, incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of CHI-LLTC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2024, and for each of the years in the two-year period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed on May 15, 2026, as amended by Amendment No. 1 thereto filed with the SEC on May 22, 2026, or, collectively, the “2025 Form 20-F”;

●	our Reports on Form 6-K furnished to the SEC on January 10, 2024, April 1, 2024, April 30, 2024, June 17, 2024, June 18, 2024, July 15, 2024, August 5, 2024, August 21, 2024, August 27, 2024, September 5, 2024, September 11, 2024, October 1, 2024, October 28, 2024, November 1, 2024, November 4, 2024, January 10, 2025, May 8, 2025, June 20, 2025, July 8, 2025, December 23, 2025, December 31, 2025, January 13, 2026, January 28, 2026, April 1, 2026, April 30, 2026, May 5, 2026, May 7, 2026, June 30, 2026 and August 7, 2026, in each case only to the extent expressly incorporated by reference into the registration statement of which this prospectus supplement forms a part;

●	the description of our securities contained in our registration statement on Form 8-A (File No. 001-41631), filed with the SEC on February 24, 2023, pursuant to Section 12(b) of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating that description; and

●	all our future annual reports on Form 20-F and any amendment thereto and any report on Form 6-K that so indicates it is being incorporated by reference, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus supplement.

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by means of this prospectus supplement, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus supplement.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Xiao-I Corporation

Room 501363, Lane 1555

Jinshajiang West, Jiading District

Shanghai, China 201803

Tel: +86 021-64435203

Attention: Investor Relations Department

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold by Xiao-I hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.xiaoi.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

As a foreign private issuer, Xiao-I is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and Xiao-I’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Xiao-I is not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

XIAO-I CORPORATION

Up to $4,330,000

American Depositary Shares

Representing Ordinary Shares

Issuable upon Conversion of Convertible Promissory Note Due 2027

(subject to the remaining availability under our registration statement on Form F-3)

PROSPECTUS SUPPLEMENT

August 26, 2026

PROSPECTUS

XIAO-I CORPORATION

$100,000,000 of

American Depositary Shares Representing Ordinary Shares

Warrants

Debt Securities

Units

We may from time to time in one or more offerings offer and sell up to $ 100,000,000 of American depositary shares, or ADSs (each, an “ADS”, collectively, “ADSs”), each representing one-third of an ordinary share, par value US$0.00005 per share, of Xiao-I Corporation, a holding company incorporated in the Cayman Islands (“Xiao-I” or the “Company”), warrants, debt securities, units, or a combination of such securities. We refer to our ADS, ordinary shares, warrants, debt securities and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the of these securities, see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus.

Our ADSs are listed on the Nasdaq Global Market, or “Nasdaq,” under the symbol “AIXI.” On March 22, 2024, the last reported sale price of our ADSs on the Nasdaq was $ 1.87 per ADS. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of March 22, 2024, was approximately $116,337,171 million, which was calculated based on 20,737,463.70 Ordinary Shares held by non-affiliates and the price of $1.87 per ADS (each ADS represents one-third of an Ordinary Share), which was the closing price of our ADS on Nasdaq on March 22, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Xiao-I is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Xiao-I conducts a substantial majority of its operations through Shanghai Xiao-i Robot Technology Co., Ltd. (“Shanghai Xiao-i”), a variable interest entity (the “VIE”), in the People’s Republic of China, or “PRC” or “China.” Investors in Xiao-I’s ADSs should be aware that they may never hold equity interests in the VIE, but rather purchasing equity interests solely in Xiao-I, the Cayman Islands holding company, which does not own any of the business in China conducted by the VIE and the VIE’s subsidiaries (“the PRC operating entities”). The ADSs offered in this offering represent shares of the Cayman Islands holding company instead of shares of the VIE in China.

Xiao-I’s indirect wholly owned subsidiary, Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd. (“Zhizhen Technology” or “WFOE”) entered into a series of contractual arrangements that establish the VIE structure (the “VIE Agreements”). The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in certain industries. Xiao-I has evaluated the guidance in FASB ASC 810 and determined that Xiao-I is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. ASC 810 requires a VIE to be consolidated if the company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. A VIE is an entity in which a company or its WFOE, through contractual arrangements, is fully and exclusively responsible for the management of the entity, absorbs all risk of losses of the entity (excluding non-controlling interests), receives the benefits of the entity that could be significant to the entity (excluding non-controlling interests), and has the exclusive right to exercise all voting rights of the entity, and therefore the company or its WFOE is the primary beneficiary of the entity for accounting purposes. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. Through the VIE Agreements, the Company is deemed the primary beneficiary of the VIE for accounting purposes. The VIE has no assets that are collateral for or restricted solely to settle its obligations. The creditors of the VIE do not have recourse to the Company’s general credit. Accordingly, under U.S. GAAP, the results of the PRC operating entities are consolidated in Xiao-I’s financial statements. However, investors will not and may never hold equity interests in the PRC operating entities. The VIE Agreements may not be effective in providing control over Shanghai Xiao-i. Uncertainties exist as to Xiao-I’s ability to enforce the VIE Agreements, and the VIE Agreements have not been tested in a court of law. The Chinese regulatory authorities could disallow this VIE structure, which would likely result in a material change in the PRC operating entities’ operations and the value of Xiao-I’s ADSs, including that it could cause the value of such securities to significantly decline or become worthless. “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” and “—Risks Relating to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

As of the date of this prospectus, except for the transfer of cash by Xiao-I to the WFOE described below, no cash transfer or transfer of other assets by way of dividends or distributions have occurred among the Company, its subsidiaries, or the PRC operating entities. Xiao-I intends to keep any future earnings to finance the expansion of its business, and it does not anticipate that any cash dividends will be paid, or any funds will be transferred from one entity to another, in the foreseeable future. As such, Xiao-I has not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors, or the PRC operating entities.

Xiao-I is a holding company with no operations of its own. Xiao-I conducts its operations in China primarily through the PRC operating entities in China. As a result, although other means are available for it to obtain financing at the holding company level, Xiao-I’s ability to pay dividends and other distributions to its shareholders and to service any debt it may incur may depend upon dividends and other distributions paid by Xiao-I’s PRC subsidiaries, which relies on dividends and other distributions paid by the PRC operating entities pursuant to the VIE Agreements. If any of these entities incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends and other distributions to Xiao-I.

In addition, dividends and distributions from Xiao-I’s PRC subsidiaries and the VIE are subject to regulations and restrictions on dividends and payment to parties outside of China. Applicable PRC law permits payment of dividends to Xiao-I by WFOE only out of net income, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset by general reserve fund and profits (if general reserve fund is not enough). Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is presently no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, Xiao-I’s Hong Kong subsidiary is able to transfer cash without any limitation to the Cayman Islands under normal circumstances. As a result of these PRC laws and regulations, the PRC operating entities and WFOE are restricted in their ability to transfer a portion of their net assets to the Company.

Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Xiao-I’s WFOE generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Xiao-I’s WFOE to use its Renminbi revenues to pay dividends to Xiao-I. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of Xiao-I’s WFOE to pay dividends or make other kinds of payments to Xiao-I could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Currently, seven of our shareholders did not register according to the registration procedures stipulated in Circular 37 Registration of the SAFE when they conducted their other external investment activities unrelated to us. As a result, these shareholders may be subject to penalties themselves, and WFOE may be unable to open a new capital account with relevant banks within China according to their internal control policies and may be restricted from remitting funds or handling other foreign exchange businesses within China unless and until we remediate the non-compliance. However, WFOE has successfully opened a new capital account with Bank of Ningbo recently. Apart from a small amount of the IPO proceeds reserved for overseas use, we were able to transfer the rest of the IPO proceeds from overseas to WFOE for VIE’s product development and operations through both WFOE’s new capital account with Bank of Ningbo and WFOE’s pre-existing capital account with Agricultural Bank of China where WFOE has reserved foreign exchange quota. So long as there are no changes to PRC laws and regulations, or internal control policies of Bank of Ningbo, we are not aware of any substantial obstacles for WFOE to receive fund transfers to its capital account with Bank of Ningbo from overseas in the near future. However, should there be any changes to PRC laws and regulations or internal control policies of Bank of Ningbo in the future, WFOE then may be restricted from transferring funds from overseas to its capital account with Bank of Ningbo as a result.

Moreover, the transfer of funds among the PRC operating entities are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by Xiao-I’s PRC counsel, Jingtian & Gongcheng, the Provisions on Private Lending Cases does not prohibit PRC operating entities from using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. Xiao-I or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Xiao-I to its wholly owned subsidiary AI Plus Holding Limited (“AI Plus”), and then transferred to AI Plus’s wholly owned subsidiary Xiao-i Technology Limited (“Xiao-i Technology”), and then transferred to WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Shanghai Xiao-i from WFOE pursuant to certain contractual arrangements between WFOE and Shanghai Xiao-i as permitted by the applicable PRC regulations.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profit and/or premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If Xiao-I determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, Xiao-I will rely on payments made from Shanghai Xiao-i to WFOE, pursuant to the VIE Agreements, and the distribution of such payments to Xiao-i Technology from WFOE, and then to AI Plus from Xiao-i Technology, and then to Xiao-I from AI Plus as dividends, unless Xiao-I receives proceeds from future offerings. Xiao-I does not expect to pay dividends in the foreseeable future. If, however, it declares dividends on its Ordinary Shares, the depositary will pay you the cash dividends and other distributions it receives on Xiao-I’s Ordinary Shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Additionally, Xiao-I is subject to certain legal and operational risks associated with the operations of the PRC operating entities in China. PRC laws and regulations governing the PRC operating entities’ current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC operating entities’ operations, significant depreciation of the value of Xiao-I’s ADSs, or a complete hindrance of its ability to offer or continue to offer its securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. We are required to make a filing with the China Securities Regulatory Commission (the “CSRC”) for this offering. These risks could materially and adversely impact our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if the Company, or its subsidiaries or the PRC operating entities (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and the Company, or its subsidiaries or the PRC operating entities are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

The PRC operating entities’ operations in China are governed by PRC laws and regulations. Xiao-I’s PRC counsel, Jingtian & Gongcheng, has advised Xiao-I that, as of the date of this prospectus, based on their understanding of the current PRC laws, regulations and rules, Xiao-I, its subsidiaries, the PRC operating entities have received all requisite permissions and approvals from the PRC government authorities for their business operations currently conducted in China.

Neither has Xiao-I nor its subsidiaries, nor the PRC operating entities received any denial of permissions for their business operations currently conducted in China. These permissions and approvals include (without limitation) License for Value-added Telecommunications Services, Business License, and Customs Declaration Entity Registration Certificate. Other than the CSRC filing procedure Xiao-I is required to make after the completion of this offering, Xiao-I, its subsidiaries, the PRC operating entities, as advised by Jingtian & Gongcheng, Xiao-I’s PRC counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering and as of the date of this prospectus.

However, Xiao-I is subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that Xiao-I inadvertently concludes that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that Xiao-I would be required to obtain approvals in the future, or that the PRC government could disallow Xiao-I’s holding company structure, which would likely result in a material change in its operations, including its ability to continue its existing holding company structure, carry on its current business, accept foreign investments, and offer or continue to offer securities to its investors. These adverse actions could cause the value of Xiao-I’s ADSs to significantly decline or become worthless. Xiao-I may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if it fails to comply with such rules and regulations, which would likely adversely affect the ability of Xiao-I’s securities to be listed on a U.S. exchange, which would likely cause the value of Xiao-I’s securities to significantly decline or become worthless.

Permission from Cyberspace Administration of China. Shanghai Xiao-i has applied for a cybersecurity review organized by the Center, which is authorized by the CAC” to accept public consultation and cybersecurity review submissions, pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022. On August 25, 2022, Shanghai Xiao-i received a written notice from the Cybersecurity Review Office, pursuant to which cybersecurity review was not required for its initial public offering. Our PRC counsel conducted a telephone consultation with the Center on March 6, 2024. Based on the Consultation, cybersecurity review is not required for any post-listing follow-on offering. As advised by Jingtian & Gongcheng, our PRC legal counsel, based on the above, cybersecurity review is also not required for this offering.

PRC Limitation on Overseas Listing and Share Issuances. The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies, which are controlled by PRC companies or individuals to obtain approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2023] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC after the completion of this offering and for our future offerings and listing of our securities in an overseas market under the Overseas Listing Measures.

Other than the CSRC filing procedure we are required to make after the completion of this offering, we and our PRC subsidiaries, as advised by Jingtian & Gongcheng, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering and as of the date of this prospectus. However, given (i) the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, (ii) the PRC government’s ability to intervene or influence our operations at any time, and (iii) the rapid evolvement of PRC laws, regulations, and rules which may be preceded with short advance notice, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations, for this offering or offerings overseas in the future and our conclusion on the status of our licensing compliance may prove to be mistaken. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the Public Company Accounting Oversight Board (the “PCAOB”), is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before Xiao-I’s securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely Xiao-I’s auditor. Our former auditor, Marcum Asia CPAs LLP (“Marcum Asia”), the independent registered public accounting firm that issued the audit report for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus, is a firm registered with the PCAOB and subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia, is headquartered in New York, New York, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report.

Xiao-I’s current auditor, Assentsure PAC (“Assentsure”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure PAC, whose audit report is incorporated by reference in this prospectus, is headquartered in Singapore, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

Notwithstanding the foregoing, Xiao-I’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to Xiao-I, may depend on the relevant positions of U.S. and Chinese regulators. Marcum Asia’s audit working papers related to Xiao-I are located in China. With respect to audits of companies with operations in China, such as the Company, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to Xiao-I’s offering.

See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

We are an “emerging growth company” under applicable U.S. federal securities laws and is eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement.

●	“Shanghai Xiao-i” or the “VIE” is to Shanghai Xiao-i Robot Technology Company Limited, a company limited by shares established and existing under the laws of the PRC;

●	“the PRC operating entities” refers to the VIE, Shanghai Xiao-i, and its subsidiaries;

●	“Memorandum and Articles of Association” or “our memorandum and articles of association” means the amended and restated memorandum of association (“Memorandum”) and the amended and restated articles of association (“Articles of Association”) of Xiao-I;

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and excluding Taiwan for the purposes of this annual report only; the term “Chinese” has a correlative meaning for the purpose of this annual report;

●	“mainland China”, “mainland of PRC” or “mainland PRC” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this annual report only; the term “mainland Chinese” has a correlative meaning for the purpose of this annual report;

●	“Ordinary Shares” are to the ordinary shares of the Company, par value US$0.00005 per share;

●	“PRC government”, “PRC regulatory authorities”, “PRC authorities”, “PRC governmental authorities”, “Chinese government”, “Chinese authorities” or “Chinese governmental authorities” is to the government of mainland China for the purposes of this annual report only; and the similar wordings have a correlative meaning for the purpose of this annual report;

●	“PRC laws and regulations”, “PRC laws”, “laws of PRC”, “Chinese laws and regulations” or “Chinese laws” are to the laws and regulations of mainland China; and the similar wordings have a correlative meaning for the purpose of this annual report;

●	“Preferred Shares” are to the preferred shares of the Company, par value US$0.00005 per share;

●	“$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to U.S. dollars;

●	“RMB” and “¥” are to Renminbi;

●	“Companies Act” is to the Companies Act (As Revised) of the Cayman Islands.

●	“ADSs” refer to Xiao-I’s American depositary shares, each of which represents one-third of an Ordinary Share.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “forecast,” “intend,” “plan,” “predict,” “propose,” “potential,” “continue,” “believe,” “estimate,” “is/are likely to,” or the negative of these terms, and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	general economic, political, demographic and business conditions in China and globally;

●	the PRC operating entities’ ability to implement their growth strategy;

●	the success of operating initiatives, including marketing and promotional efforts and new product and service development by us and the PRC operating entities’ competitors;

●	the PRC operating entities’ ability to develop and apply their technologies to support and expand their product and service offerings;

●	the availability of qualified personnel and the ability to retain such personnel;

●	competition in the AI industries;

●	changes in government policies and regulation; and

●	other factors that may affect our financial condition, liquidity and results of operations.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

CORPORATE INFORMATION

Our principal executive offices are located at 5th Floor, Building 2, No. 2570, Hechuan Road, Minhang District, Shanghai, China 201101. Our telephone number at this address is +86 021-54652186. Our registered office in the Cayman Islands is located at the office of ICS Corporate Services (Cayman) Limited, P.O. Box 30746, #3-212 Governors Square, 23 Lime Tree Bay Avenue, Cayman Islands. Our agent for service of process in the United States is GKL Corporate/Search, Inc. One Capitol Mall, Suite 660 Sacramento, CA 95814.

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. Such information can also be found on our investor relations website at https://www. ir.xiaoi.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks and uncertainties described in this section, the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Please see the risk factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company, and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,000,000,000 shares, par value of US$0.00005 each. As of the date of this prospectus, 28,901,886 Ordinary Shares and 3,700,000 Preferred Shares are issued and outstanding. Each Preferred Share confers on the holder thereof the right to twenty (20) votes and holders of the Preferred Shares shall at all times vote together with holders of Ordinary Shares as one class on all resolutions submitted to a vote by our shareholders save where a separate class meeting is required by law. The Preferred Shares do not confer any additional rights or preferences regarding dividend entitlement or liquidation preferences. The Preferred Shares are non-convertible, non-redeemable, and non-transferable unless otherwise resolved by the board of directors of the Company.

The following is a summary of the material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares. The following discussion primarily concerns Ordinary Shares and the rights of holders of Ordinary Shares. Holders of our ADSs will not be treated as our shareholders and their rights are subject to the deposit agreement. See “Description of American Depositary Shares.”

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of above premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares and Preferred Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares and Preferred Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq Global Market or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq Global Market.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required; in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq Global Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine. The period of 30 days may be extended for a further period or periods not exceeding 30 days in respect of any year if approved by the shareholders by ordinary resolution.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our memorandum and articles of association have provisions that give our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders. Further shareholders have no right under our memorandum and articles of association to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. Conyers Dill & Pearman, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering — Cayman Islands. In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

History of Share Capital Issuances

The following is a summary of our securities issuances in the past three years.

On March 13, 2023, the Company closed its initial public offering of 5,700,000 of the Company’s ADSs, representing 1,900,000 of the Company’s Ordinary Shares. Under the terms of the Underwriting Agreement, the Company sold a total of 5,700,000 ADSs at an offering price of $6.80 per ADS for gross proceeds of $38.76 million.

On December 13, 2023, Xiao-I issued 3,700,000 Preferred Shares to ZunTian Holding Limited (“ZunTian”), an existing shareholder of Xiao-I for $730.93. ZunTian is a BVI-incorporated company wholly owned and controlled by Mr. Hui Yuan (“Mr. Yuan”). Mr. Yuan is the Chief Executive Officer (the “CEO”) and Chairman of the Company and a recognized A1 industry key opinion leader and domain expert. As a result of the Issuance, Mr. Yuan beneficially owns more than 79% of the voting power of Xiao-I.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

In the following discussion of American Depositary Shares, “we,” “us,” or “our” refer to Xiao-I.

Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. — Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-269502 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one-third of an Ordinary Share that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Ordinary Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Ordinary Shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is represented by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Ordinary Shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Ordinary Shares with the beneficial ownership rights and interests in such Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Ordinary Shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Ordinary Shares deposited or modify the ADS-to- Ordinary Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Ordinary Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Ordinary Shares ratio upon a distribution of Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Ordinary Shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Ordinary Shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder of the Company would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Ordinary Shares or rights to subscribe for additional Ordinary Shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary; or

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the securities being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes affecting ordinary shares

The Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Ordinary Shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Ordinary Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

The depositary may create ADSs on your behalf if you or your broker deposit Ordinary Shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Ordinary Shares to the custodian. Your ability to deposit Ordinary Shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Ordinary Shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	The Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All pre-emptive (and similar) rights, if any, with respect to such Ordinary Shares have been validly waived or exercised.

●	You are duly authorized to deposit the Ordinary Shares.

●	The Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The Ordinary Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination, and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs represented thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Ordinary Shares at the custodian’s offices. Your ability to withdraw the Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Ordinary Shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Ordinary Shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Ordinary Shares or ADSs are closed, or (ii) Ordinary Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Ordinary Shares represented by your ADSs. The voting rights of holders of Ordinary Shares are described in the section of this exhibit titled “Description of Ordinary Shares”.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Rate
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.
(7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.
(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.

As an ADS holder, you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Ordinary Shares on the share register and applicable to transfers of Ordinary Shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Ordinary Shares, ADSs and ADRs;

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program; and

●	the amounts payable to the depositary by any party to the deposit agreement pursuant to any ancillary agreement to the deposit agreement in respect of the ADR program, the ADSs and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Ordinary Shares represented by ADSs and to direct the depositary of such Ordinary Shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Ordinary Shares, for the validity or worth of the Ordinary Shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

●	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder or beneficial owner to benefit from any distribution, offering, right or other benefit that is made available to holders of Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Ordinary Shares, and such limitations would most likely not apply to ADS holders who withdraw the Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Ordinary Shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Ordinary Shares (including Ordinary Shares represented by ADSs) are governed by the laws of the Cayman Islands.

The deposit agreement provides that, by holding an ADS or an interest therein, you irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby or by virtue of ownership thereof, including without limitation claims under the Securities Act of 1933, may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts of New York County, New York), and by holding an ADS or an interest therein you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of ADSs or interests therein.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Ordinary Shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

ENFORCEABILITY OF CIVIL LIABILITIES

In the following discussion of enforceability of civil liabilities, “we”, “us,” or “our” refer to Xiao-I.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial part of our operations are conducted in China, and substantially all of our operational assets are located in China. In addition, all of our directors and officers (except H. David Sherman) are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals who are nationals or residents of the PRC, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed GKL Corporate/Search Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Conyers Dill & Pearman, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Jingtian & Gongcheng, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding ADSs or Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Squire Patton Boggs has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Squire Patton Boggs has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices;

●	or negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we may sell securities to one or more dealers as principals. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers. Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the Securities being registered hereby, all of which shall be borne by our company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee	US$	14,760
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

We are being represented by Squire Patton Boggs (US) LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng and for the underwriters by a law firm named in the applicable prospectus supplement. Squire Patton Boggs (US) LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2022, and for the two years in the period ended December 31, 2022, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. The consolidated financial statements as of December 31, 2023, and for the one year in the period ended December 31, 2023, have been audited by Assentsure PAC, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing. incorporated by reference in this prospectus by reference to the Company’s annual report on Form 20-F for the year ended December 31, 2023.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website https://www.ir.xiaoi.com/. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed on April 30, 2024;

●	our report on Form 6-K filed with the SEC on January 10, 2024, April 1, 2024, and April 30, 2024;

●	the description of our securities contained in our registration statement on Form 8-A (File No. 001-41631), filed with the SEC on February 24, 2023, pursuant to Section 12(b) of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating that description; and

●	all our future annual reports on Form 20-F and any amendment thereto and any report on Form 6-K that so indicates it is being incorporated by reference, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Xiao-I Corporation

5/F, Building 2, No. 2570

Hechuan Road, Minhang District

Shanghai, China 201101

Tel: +86 021-54652186

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

XIAO-I CORPORATION

$100,000,000 of

American Depositary Shares Representing Ordinary Shares

Warrants

Debt Securities

Units

MAY 20, 2024

XIAO-I CORPORATION